UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE WET SEAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

April 19, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Wet Seal, Inc., or the Annual Meeting, to be held at The Wet Seal, Inc.’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610, beginning at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 19, 2010.

During the Annual Meeting, the matters described in the accompanying Proxy Statement will be considered. In addition to the formal items of business to be brought before the Annual Meeting, there will be an opportunity to ask questions of general interest to you as a stockholder.

I hope you will be able to join us at the Annual Meeting. Whether or not you expect to attend, you are urged to sign and return the enclosed proxy card in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

Sincerely,

EDMOND S. THOMAS

President and Chief Executive Officer

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 19, 2010

Notice is hereby given that the Annual Meeting of Stockholders, or the Annual Meeting, of The Wet Seal, Inc., or our Company, will be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 19, 2010. The Annual Meeting will begin at 10:00 a.m., Pacific Daylight Time. At the Annual Meeting you will be asked to consider and vote upon:

1.	The election of a Board of Directors consisting of six directors to serve until our Company’s 2011 Annual Meeting. The attached Proxy Statement, which accompanies this Notice, includes the names of the nominees to be presented by our Board of Directors for election;

2.	The approval of The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan, or the Amended and Restated Plan, which amendment and restatement increases the number of shares of our Company’s Class A common stock available for issuance thereunder from 12,500,000 to 17,500,000;

3.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditor of our Company for fiscal 2010; and

4.	Any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned our Company’s Class A common stock at 5:00 p.m., Eastern Daylight Time, on April 12, 2010, you may vote at this meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be available for examination by any stockholder for any purpose germane to the Annual Meeting at the principal executive offices of our Company. The list of stockholders will be available during normal business hours for a period of ten days prior to the Annual Meeting.

To assure that your shares will be represented at the Annual Meeting, please sign and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

If you have any questions about the proposals, including the procedures for voting your shares, please contact Steven H. Benrubi, the Corporate Secretary of our Company, at (949) 699-3900.

BY ORDER OF OUR BOARD OF DIRECTORS

EDMOND S. THOMAS

President and Chief Executive Officer

Foothill Ranch, California

Dated: April 19, 2010

i

THE WET SEAL, INC.

26972 Burbank

Foothill Ranch, California 92610

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished by the Board of Directors of The Wet Seal, Inc., or our Company, we or us, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of our Company, or the Annual Meeting.

The Annual Meeting, and any adjournments or postponements thereof, will be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 19, 2010. The Annual Meeting will begin at 10:00 a.m., Pacific Daylight Time. This Proxy Statement and related materials are first being mailed to stockholders on or about April 23, 2010.

ABOUT THE MEETING

What is the purpose of the meeting?

The Annual Meeting has been called to have our stockholders consider and vote upon:

1.	The election of Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Edmond S. Thomas and Henry D. Winterstern to serve on our Company’s Board of Directors until our Company’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting, (each of the nominated individuals is a current member of our Company’s Board of Directors);

2.	The approval of The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan, or the Amended and Restated Plan, which amendment and restatement increases the number of shares of our Company’s Class A common stock available for issuance thereunder from 12,500,000 to 17,500,000;

3.	The ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors of our Company for fiscal 2010; and

4.	Any other business as may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Company’s Class A common stock and Class B common stock are entitled to receive notice of, and to vote at, the Annual Meeting. The record date for determining such holders is 5:00 p.m., Eastern Daylight Time, on April 12, 2010.

How many shares are outstanding and entitled to vote at the Annual Meeting?

At 5:00 p.m., Eastern Daylight Time, on the record date, there were 101,674,843 shares of our Company’s Class A common stock issued and outstanding. On that date, no shares of our Company’s Class B common stock were issued and outstanding.

Holders of Class A common stock are entitled to one vote per share. There is no cumulative voting.

What constitutes a quorum for voting on the stockholder proposals?

The presence, in person or by proxy, of the holders of a majority of our Class A common stock shares outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. As of the record date for this Proxy Statement, 101,674,843 shares of Class A common stock, representing the same number of votes, were issued and outstanding. Accordingly, the presence of the holders of Class A common stock representing at least 50,837,422 votes will be necessary to establish a quorum.

Under Delaware law, abstentions and broker “non-votes” will be counted for purposes of establishing a quorum at the Annual Meeting but will not be counted towards the vote total for the six director nominees or proposal 2.

What is a broker “non-vote”?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members.

Certain proposals, including the election of directors, are “non-discretionary,” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as broker “non-votes.” Abstentions and broker “non-votes” will not be counted as a vote “for” or “against” any matter.

How do I vote?

The shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in accordance with the instructions specified therein. In the absence of instructions, each proxy will be voted FOR all six nominees for directors, FOR Proposal 2 and FOR Proposal 3 and will be voted in accordance with the discretion of the proxy holders upon all other matters which may properly come before the Annual Meeting.

Can I revoke my proxy?

Any proxy received by our Company may be subsequently revoked by the stockholder at any time before it is voted at the Annual Meeting by delivering a subsequent proxy or other written notice of revocation to our Company at our principal executive offices or by attending the Annual Meeting and voting in person.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Only one Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended January 30, 2010, or the 2009 Annual Report, are being delivered by our Company to multiple stockholders sharing an address, unless our Company receives contrary instructions in writing. Our Company will deliver, promptly upon written or oral request, a separate copy of this Proxy Statement and accompanying materials to stockholders at a shared address to which a single copy was delivered.

A stockholder who wishes to receive a separate copy of this Proxy Statement, proxy card or the 2009 Annual Report now or in the future, or stockholders sharing an address who are receiving multiple copies of proxy materials and wish to receive a single copy of such materials, should submit a request via email to our Company’s Investor Relations Office through our Company’s website at www.wetsealinc.com, or via mail to our Company’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610.

INTERNET AVAILABILITY OF THIS PROXY STATEMENT

This Proxy Statement and the 2009 Annual Report will be available on or after April 23, 2010, on our Company’s website at www.wetsealinc.com. Information on our Company’s website, other than this Proxy Statement, form of proxy, our Company’s Code of Business Ethics and Conduct, our Company’s Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer, our Company’s Corporate Governance Guidelines and the charters of our Company’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, or the Nominating and Governance Committee, are not part of our Company’s proxy soliciting materials.

PROPOSAL 1

ELECTION OF DIRECTORS

General

In accordance with our Company’s Bylaws, as amended, or the Bylaws, the number of directors that constitute our Board of Directors shall be determined from time to time by resolution of our Board of Directors. Upon the expiration of the term of directors, nominees are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the stockholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

Nominees

The following directors will stand for election at the Annual Meeting: Messrs. Jonathan Duskin, Sidney M. Horn, Harold D. Kahn, Kenneth M. Reiss, Edmond S. Thomas and Henry D. Winterstern. The term of Mr. Zimmerman will expire at the Annual Meeting. Mr. Zimmerman has been a valued member of the Board of Directors, and we extend our sincere thanks and appreciation to him for his contributions to our Company. The Board of Directors has approved a resolution to automatically decrease the authorized number of directors to six, which acknowledges the departure of Mr. Alan Siegel, who resigned from our Board of Directors in December 2009, and the expiration of Mr. Zimmerman’s term on the Board of Directors and which reduction shall be concurrent with the election of the directors at the Annual Meeting.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Duskin, Horn, Kahn, Reiss, Thomas and Winterstern to our Board of Directors. The nominees have consented to serve as directors of our Company if elected. If, prior to the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy may be exercised to vote for a substitute candidate designated by our Board of Directors. Our Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to our Company by the director nominees, with ages as of April 12, 2010. There are no family relationships among any directors or executive officers of our Company.

Name and Age	Principal Occupation and Background
Jonathan Duskin Age: 42	Mr. Jonathan Duskin has been a director of our Company since March 6, 2006. Mr. Duskin has served as Chief Executive Officer of Macellum Capital Management since September 2008. From 2005 to April 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment manager. From 2002 to 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC. From 1998 to 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin previously served on each of the boards of directors of Whitehall Jewelers Inc., a former specialty retailer of jewelry, Plvtz, Inc., the holding company of Levitz Furniture Inc., and KB Toys, a former mall-based retail toy store chain. Our Nominating and Governance Committee believes that Mr. Duskin’s extensive experience in the financial services industry, retail investment expertise and familiarity with our Company qualify him for his continued service as a director.

Sidney M. Horn Age: 59	Mr. Sidney M. Horn has been a director of our Company since January 27, 2005. Mr. Horn is the Chairman of our Nominating and Governance Committee. Mr. Horn has been a partner at the law firm of Stikeman Elliot LLP since May 2000. From 1984 to May 2000, Mr. Horn was a partner at the law firm of Phillips & Vineberg LLP. Mr. Horn currently serves on the boards of directors of Prime Restaurants, Inc., a restaurant franchisor, Astral Media Inc., a Canadian specialty television and radio broadcaster and outdoor advertising company, Genworth MI Canada Inc., a Canadian residential mortgage insurance company, where he serves as lead director, and Landauer Metropolitan Inc., a distributor of medical equipment. Our Nominating and Governance Committee believes that Mr. Horn’s experience as a director on several company boards, his extensive experience in a large variety of corporate and business transactions and his experience as legal and strategic advisor to several retail and wholesale apparel companies in Canada qualify him for his continued service as a director.

Harold D. Kahn Age: 64	Mr. Harold D. Kahn served as a director of our Company from January 27, 2005 to October 23, 2008, when he resigned as director and became Chief Executive Officer of Steve & Barry’s, a former American retail clothing chain. After his relationship with Steve & Barry’s terminated, Mr. Kahn was re-appointed as a director of our Company on November 19, 2008. Mr. Kahn was appointed Chairman of our Board of Directors on December 13, 2009. Since February 2004, he has served as President of HDK Associates, a consulting company that advises financial and investment groups. From January 1994 to February 2004, Mr. Kahn served as Chairman and Chief Executive Officer of Macy’s East, a division of Macy’s. Mr. Kahn previously served on each of the boards of directors of Ronco Corporation, a company that engages in the development, marketing and distribution of kitchen products and household products in the United States and Steven Madden, Ltd., a designer and marketer of fashion footwear and accessories for women, men and children. Our Nominating and Governance Committee believes Mr. Kahn’s multi-decade experience in the retail industry, including his role as president and chief executive officer of various divisions of a leading retailer and his leadership ability are demonstrable qualifications for his continued service on the Board of Directors.

Kenneth M. Reiss Age: 67	Mr. Kenneth M. Reiss has been a director of our Company since January 27, 2005. Mr. Reiss is Chairman of our Audit Committee. Prior to his retirement in June 2003, Mr. Reiss was a partner at the accounting firm of Ernst & Young L.L.P., where he served as the lead auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc., Phillips-Van Heusen, Inc. and Kenneth Cole Productions, Inc.. Mr. Reiss serves on the board of directors of Harman International Industries, Inc., a manufacturer of audio and electronic products for automotive, consumer and professional use. Mr. Reiss previously served on the boards of directors of each of Eddie Bauer Holdings, Inc., a specialty retailer of men’s and women’s apparel and Guitar Center, Inc., a musical instrument retail chain. Our Nominating and Governance Committee believes that Mr. Reiss’ extensive audit, accounting and financial experience and expertise and his knowledge and experience with retail and apparel companies qualify him for his continued service on the Board of Directors.

Edmond S. Thomas Age: 56	Mr. Edmond S. Thomas has been a director of our Company since November 28, 2007. Mr. Thomas was appointed President and Chief Executive Officer of our Company effective October 8, 2007. From October 2005 to October 2007, Mr. Thomas served as President and Co-Chief Executive Officer of Tilly’s Inc., a privately owned company that sells action sports related apparel, footwear and accessories. Mr. Thomas was previously President and Chief Operating Officer of our Company from 1992 to 2000. Mr. Thomas is currently a Managing Director of The Evans Thomas Company, LLC, which is the general partner of AXIS Capital Fund I, LP, which provides advisory services for retail, catalog, and consumer goods companies along with investment in emerging growth retail companies. Mr. Thomas previously served on the boards of directors of each of Trans World Entertainment Corporation, a large specialty music and video retailer in the United States, and DEI Holdings, Inc., which engages in the design and marketing of home theater loudspeakers, and consumer-branded vehicle security and remote start systems throughout North America and internationally.

Henry D. Winterstern Age: 52	Mr. Henry D. Winterstern has been a director of our Company since August 18, 2004. Mr. Winterstern is the Chairman of our Compensation Committee. Since April 2008, Mr. Winterstern has served as a Managing Director at Fortress Investment Group, most recently serving as the Managing Director of the Hybrid Funds. From July 2005 to March 2007, Mr. Winterstern served as Co-Chairman of the Board of Directors and Chief Executive Officer of First Look Studios, Inc. Between 1999 and 2004, Mr. Winterstern served as Chief Executive Officer of CDP Capital Entertainment. Mr. Winterstern previously served on the boards of directors of each of Algo Group, Inc., which operates in the fashion apparel industry in the United States and Canada, from June 1998 to April 2002 and as Vice Chairman from September 2000 to April 2002 and Consoltex Inc., a Canadian manufacturer of technical textiles, from May 1996 to October 1999 and as a Vice Chairman from May 1997 to October 1999. Our Nominating and Governance Committee believes that Mr. Winterstern’s experience in the retail sector and his role as a strategic advisor for acquisitions and financings in several industries qualify him for his continued service on the Board of Directors.

Vote Required to be Elected as a Director

Election of the nominees to our Board of Directors requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our Company has adopted The Wet Seal, Inc. Code of Business Ethics and Conduct that is applicable to all directors, officers and employees. The purpose of our Code of Business Ethics and Conduct is to foster compliance with applicable laws affecting our Company and set a standard for our expectations for business conduct. We have also adopted a Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer to promote ethical conduct in the practice of financial management and corporate governance. In addition, we have also adopted Corporate Governance Guidelines that identify corporate governance policy standards for our directors, officers and committees of our Board of Directors. Our Code of Business Ethics and Conduct, our Code of Ethics Policy for our Chief Executive Officer and Chief Financial Officer and our Corporate Governance Guidelines are available on our website at www.wetsealinc.com.

Director Independence

All members of our Board of Directors other than Mr. Thomas, our President and Chief Executive Officer, have been determined to be “independent” directors in accordance with Nasdaq Global Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. This determination by our Board of Directors is based upon an individual evaluation of each of our directors, his employment or Board of Directors’ affiliations, and a determination that the “independent” director has no business relationship with other members of the Board of Directors or our Company (other than his service on our Board of Directors) or any involvement with a company or firm with which we do business that is material. Our President and Chief Executive Officer, Mr. Thomas, is not a member of any committees of our Board of Directors. The independent directors meet during every quarterly Board of Directors meeting in separate executive session without any member of Company management present. The Chairman of the Board of Directors, who is an independent director, presides over these meetings.

Relationships between Directors

Before the Board of Directors made the independence determination described in the preceding paragraph, Mr. Reiss advised the Board of Directors that he holds a small equity interest in Macellum Capital Management, LLC, of which Mr. Duskin is the Chief Executive Officer and a small investment in the fund managed by Macellum Capital Management, LLC. In addition, Mr. Reiss informed the Board of Directors that he also has provided advisory services, approximately two hours per week, to Macellum Capital Management, LLC. The organizational documents of the Macellum Fund preclude the fund from taking any position in companies in which any of its advisors are members of the Board of Directors or serve as management. Our Board of Directors has considered this relationship in determining the independence of Mr. Duskin and Mr. Reiss and concluded that, due to such directors’ representations and the fact that the investment amount is not significant with respect to the investment fund or to the personal financial position of Mr. Reiss, such relationship does not affect the “independence” of any of such directors. In addition, it was determined that Mr. Reiss’ advisory responsibilities and related compensation do not affect the independence of Mr. Duskin or Mr. Reiss.

Mr. Duskin invests in investment funds managed by Prentice Capital Management, LP, which entity holds warrants to purchase our Company’s Class A common stock and is controlled by Mr. Zimmerman. Our Board of Directors has considered this relationship in determining the independence of Mr. Duskin and Mr. Zimmerman. Mr. Duskin’s economic position in the funds will be substantially reduced in connection with an imminent distribution. In light of such reduction, the Board of Directors believes, based upon representations made by Mr. Duskin, that any remaining invested amounts are insignificant to the personal financial position of Mr. Duskin and do not affect his “independence”.

Committees of Our Board of Directors

Our Board of Directors has established three committees consisting of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board of Directors has adopted charters for each of its committees, which are posted on our Company’s website at www.wetsealinc.com. In addition, the charter of our Compensation Committee, as amended and approved by the Board of Directors on April 18, 2010, is attached as Exhibit A to this Proxy Statement. The current members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jonathan Duskin	X	—	—
Sidney M. Horn	X	X	(Chairman)
Harold D. Kahn	—	X	X
Kenneth M. Reiss	(Chairman)	—	X
Henry D. Winterstern	X	(Chairman)	—
Michael Zimmerman	—	X	X

Meetings and Attendance of Directors

Our Board of Directors and its committees held the following number of meetings during the fiscal year ended January 30, 2010:

Group	Meetings
Board of Directors	13
Audit Committee	8
Compensation Committee	4
Nominating and Governance Committee	2

As a group, the members of our Board of Directors attended over 81% of all of our Board of Directors meetings and their respective meetings of the committee(s) on which they served.

Our Company’s informal policy is that all of our directors are required to attend the annual meeting of stockholders unless a director gives prior notice to the Chairman of the Board of Directors of his inability to attend. All members of our Board of Directors then in office participated in the 2009 annual meeting of stockholders.

Audit Committee

Our Audit Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards and applicable rules and regulations promulgated under the Exchange Act. From March 22, 2006 through the date of this Proxy Statement, the members of our Audit Committee have consisted of Messrs. Reiss, Duskin, Horn and Winterstern.

Our Audit Committee is responsible for reviewing, as it shall deem appropriate, and recommending to our Board of Directors, internal accounting and finance controls for our Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of our Company’s financial statements and press releases relating to our Company’s financial statements and results of operations. Our Audit Committee is also responsible for recommending to our Board of Directors independent registered public accountants to audit the annual financial statements of our Company, as well as for reviewing the scope of the audit as determined by the accountants. The charter of our Audit Committee is available on our Company’s website at www.wetsealinc.com.

Mr. Reiss, the Chairman of our Audit Committee, has 38 years of experience in auditing public companies during his tenure at Ernst & Young L.L.P. and has been determined by our Board of Directors to be our Audit Committee’s “audit committee financial expert” under the regulations of the Securities and Exchange Commission, or the SEC, and to be “financially sophisticated” under Nasdaq Global Market listing standards.

Compensation Committee

Each of the directors comprising our Compensation Committee is not a member of management and has been determined by our Board of Directors to be “independent” in accordance with Nasdaq Global Market listing standards. Our Compensation Committee reviews and proposes to the Board of Directors for approval the compensation of our Chief Executive Officer and compensation of our other executive officers, administers our equity-based compensation plans and reviews the disclosures in the Compensation Discussion and Analysis and the annual compensation committee report for inclusion in our Company’s annual proxy statement.

Under the Amended and Restated Plan, our Compensation Committee approves the grant of Awards (as defined in the Amended and Restated Plan) including options, restricted stock, performance shares, restricted share units, share purchases, share awards or any other awards based on the value of our common shares to our directors, named executive officers and other Company personnel and consultants to our Company. In addition, our Compensation Committee recommends for approval by the Board of Directors bonus guidelines and equity-based awards to be granted to our named executive officers and directors as well as grants our Chief Executive Officer certain levels of authority to grant equity-based awards to other Company employees. Our Compensation Committee also reviews and recommends for approval by the Board of Directors contractual employment and compensation arrangements with our named executive officers and other members of senior management and oversees the administration of our employee benefits and benefit plans. The charter of our Compensation Committee, as amended and approved by the Board of Directors on April 18, 2010, is attached as Exhibit A to this proxy statement and is available on our Company’s website at www.wetsealinc.com.

There were no Compensation Committee interlocks or insider participation during the fiscal year ended January 30, 2010.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed entirely of non-management directors, each of whom our Board of Directors has determined is “independent” in accordance with Nasdaq Global Market listing standards. Our Nominating and Governance Committee proposes to our Board of Directors and to stockholders a slate of director nominees in connection with the election of directors. It also advises our Board of Directors with respect to board procedures and committees, oversees the evaluation of our Board of Directors and develops, recommends and reviews our corporate governance guidelines. The charter of our Nominating and Governance Committee is available on our Company’s website at www.wetsealinc.com.

In discharging its responsibilities to nominate candidates for election to our Board of Directors, our Nominating and Governance Committee has not specified any minimum qualifications for serving on our Board of Directors. However, our Nominating and Governance Committee’s criteria for selecting new directors includes possession of such knowledge, experience, skills, expertise and diversity in business, background and experience as may enhance our Board of Directors ability to manage and direct the affairs and business of our Company. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of our Nominating and Governance Committee through current directors, professional search firms, stockholders or other persons. Candidates may be considered at any point during the year.

Executive Sessions; Meetings with Management

The non-management members of our Board of Directors, which include each member of our Board of Directors other than Mr. Thomas, meet in executive session on a regular basis. From time to time, executives from our external internal audit provider and more recently, our Internal Audit Manager meet with our Audit Committee to review the internal audit function and Section 404 compliance. Our Audit Committee also meets in executive session with the independent registered accountants regularly. All other committees are given the opportunity to meet without management as they deem necessary.

Senior members of our Company’s management are routinely invited to make presentations to our Board of Directors or committees to provide management insight into items being discussed by our Board of Directors or committees and to bring managers with high potential into contact with our Board of Directors. In addition, members of our Board of Directors have free access to all other members of management and employees of our Company.

Board Leadership Structure and Risk Management

The roles of Chief Executive Officer and Chairman of the Board of Directors are separate in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. We believe this structure provides strong leadership for our Board of Directors, while also positioning our Chief Executive Officer as the leader of our Company in the eyes of our customers, clients and shareholders.

Our Company is exposed to a number of risks, including economic risks, environmental and regulatory risks and others, such as the impact of competition and weather conditions. Management is responsible for the day-to-day management of risks the our Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors believes that establishing “tone at the top” and that full and open communication between management and the Board of Directors are essential for effective risk management and oversight. Our Chairman of the Board of Directors meets regularly with our President and Chief Executive Officer and other senior officers to discuss strategy and risks facing our Company. In addition, senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters. Each quarter, the Board of Directors is provided an update by senior management on strategic matters involving our operations.

While the Board of Directors is ultimately responsible for risk oversight at our Company, our three Board of Directors committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Our Company’s Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and succession planning for our directors and corporate governance.

Executive Officers

The following is a list, as of April 12, 2010, of the names, ages and certain biographical information of the executive officers of our Company who are not directors.

Name and Age	Principal Occupation and Background
Steven H. Benrubi Age: 43	Mr. Steven H. Benrubi was appointed our Executive Vice President and Chief Financial Officer in September 2007. Since June 2005, Mr. Benrubi had previously served as our Vice President and Corporate Controller. Immediately prior to that, from August 2003 he served as vice president and corporate controller of CKE Restaurants, Inc., the parent company of several fast food restaurant chains including Carl’s Jr. and Hardee’s. Prior to his employment with CKE Restaurants, Inc., Mr. Benrubi served as treasurer of Champion Enterprises, Inc., a manufacturer and retailer of manufactured homes.

Sharon Hughes Age: 50	Ms. Sharon Hughes was appointed our President and Chief Merchandise Officer for our Arden B division effective November 19, 2009. Ms. Hughes most recently served as a consultant to lead the Arden B merchant team from February 2008 to November 2009. Prior to that, from 2002 to 2008, Ms. Hughes provided merchandising and operational consulting services to various companies. From 1990 to 2002, Ms. Hughes was an employee of our Company, during which time she was involved in the formation of the Arden B concept, eventually serving as our senior vice president of merchandising for our Wet Seal division. From 1984 to 1990, Ms. Hughes served as a general merchandise manager at Saturday’s World, a women’s specialty retailer based in Seattle, Washington. Prior to her employment with Saturday’s World, Ms. Hughes served as a buyer for our Wet Seal division, beginning in 1979.

Jon C. Kubo Age: 52	Mr. Jon C. Kubo has served as our Vice President and Chief Information Officer since March 2005. From April 2004 to February 2005, Mr. Kubo served as the Executive Vice President and Chief Administrative Officer of FAO Schwartz, where he was responsible for the IT, finance, legal and logistics departments. Prior to that, from May 2000 to March 2004, he served as the Senior Vice President and Chief Information Officer of FAO Inc.

Charles J. Torok Age: 50	Mr. Charles J. Torok has served as our Vice President of Logistics since May 2004. From 1995 to 2004, Mr. Torok served as Vice President of Logistics at Mothers Work, Inc., the predecessor to Destination Maternity Corporation, a designer and retailer of maternity apparel.

Director Compensation

The awarding of stock options, restricted stock and/or performance shares by our Company to directors, in their capacity as such, is at the discretion of the Compensation Committee. The directors do not receive any additional compensation in connection with their attendance at Board of Directors and committee meetings other than the cash and equity compensation described below in “Director Compensation Table”. All directors are reimbursed for expenses incurred in connection with attendance at the meetings of our Board of Directors and committees.

Fiscal 2009 Compensation Analysis

During fiscal 2009, all directors, except Messrs. Thomas, Duskin and Zimmerman, were entitled to receive the cash compensation program set forth below and approved by the Board of Directors.

Position	Annual Cash Retainer	Payment
Director	$65,000	Quarterly
Committee Chairman	$10,000	Quarterly
Chairman of our Board	$15,000	Quarterly

In addition to the foregoing cash compensation program, each director, other than Messrs. Thomas, Duskin and Zimmerman, received a restricted stock grant having a cash value of $115,000 on February 2, 2009, the date of issuance. Based upon the closing stock price of our common stock on that date, each director other than Messrs. Thomas, Duskin and Zimmerman received 43,726 shares of our restricted stock. These shares vested on February 2, 2010; however in connection with his retirement from the Board of Directors, Mr. Siegel forfeited such grant.

On June 29, 2006, after the appointment of Messrs. Duskin and Zimmerman to our Board of Directors, our Board of Directors approved a cash compensation program under which Messrs. Duskin and Zimmerman were each paid an annual retainer of $75,000, payable via quarterly installments. In addition, on June 29, 2006, Messrs. Duskin and Zimmerman each were granted three tranches of 22,000 shares of our restricted stock. The three tranches of restricted stock were scheduled to vest on the first, second and third anniversaries of the grant date, respectively. On June 29, 2009, the final tranche related to the 2006 grant vested.

On June 29, 2009, Messrs. Duskin and Zimmerman each were granted 22,403 shares of our restricted stock. These shares vested on February 1, 2010. As of August 1, 2009, Messrs. Duskin and Zimmerman also became subject to the cash compensation program, as described above, applicable to all other directors except Mr. Thomas.

Director Compensation Table

The following Director Compensation Table summarizes the compensation paid to our directors in fiscal 2009.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Share Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonathan Duskin	$70,000	$69,000	—	—	—	—	$139,000
Sidney M. Horn	$75,000	$115,000	—	—	—	—	$190,000
Harold D. Kahn	$75,000	$115,000	—	—	—	—	$190,000
Kenneth M. Reiss	$75,000	$115,000	—	—	—	—	$190,000
Alan Siegel (4)	$80,000	$115,000	—	—	—	—	$195,000
Henry D. Winterstern	$65,000	$115,000	—	—	—	—	$180,000
Michael Zimmerman	$70,000	$69,000	—	—	—	—	$139,000

(1)	Edmond S. Thomas, our President and Chief Executive Officer, is not included in this table since he received no compensation for his services as a director. The compensation received by Mr. Thomas as an employee of our Company is shown in the “Summary Compensation Table”.
(2)	Members of our Board of Directors, other than Messrs. Thomas, Duskin and Zimmerman, received director’s fees at the rate of $65,000 per year. Through July 31, 2009, Messrs. Duskin and Zimmerman received director’s fees at a rate of $75,000 per year. Effective August 1, 2009, Messrs. Duskin and Zimmerman began to receive director’s fees at a rate of $65,000 per year. A committee Chairman received an additional retainer of $10,000 per year, payable in quarterly installments. The Chairman of our Board of Directors received an additional retainer of $15,000 per year, payable in quarterly installments. All members of our Board of Directors are reimbursed for actual expenses incurred in connection with attendance at meetings of our Board of Directors and of committees of our Board of Directors.
(3)	The amounts in this column reflect the grant date fair value of the restricted stock awards determined in accordance with FASB ASC Topic 718, as required by SEC rules effective for 2010. As of January 30, 2010, the following directors had unvested shares of restricted stock: Mr. Kahn 43,726 shares, Mr. Reiss 43,726 shares, Mr. Horn 43,726 shares, Mr. Winterstern 43,726 shares, Mr. Duskin 22,403 shares and Mr. Zimmerman 22,403 shares. The shares vested on February 2, 2010. See the discussion below under “Fiscal 2010 Director Compensation Arrangements” for disclosure regarding the new issuance of restricted stock to our directors other than Mr. Thomas.
(4)	Upon his resignation from our Board of Directors in December 2009, Mr. Siegel forfeited his unvested 43,726 restricted shares.

Fiscal 2010 Director Compensation Arrangements

For fiscal 2010, the director compensation program, developed for fiscal 2008 and renewed in fiscal 2009, was renewed under its existing terms. Based upon the recommendation of our Compensation Committee, our Board of Directors approved the cash compensation program set forth below, which was implemented for each of the directors other than Mr. Thomas.

Position	Annual Cash Retainer	Payment
Director	$65,000	Quarterly
Committee Chairman	$10,000	Quarterly
Chairman of our Board	$15,000	Quarterly

In addition to the foregoing cash compensation program, each director, other than Mr. Thomas, received a restricted stock grant having a fair value of $115,000 on February 1, 2010, the date of issuance. Based upon the closing stock price of our common stock on that date, each director, other than Mr. Thomas, received 34,328 shares of our restricted stock. For assuming the Chairman of the Board position, Mr. Kahn received an additional restricted stock grant having a cash value of $26,572 on February 1, 2010, the date of issuance, or 7,932 shares based upon the closing stock price of our common stock on that date. These shares are scheduled to vest on the first anniversary of the date of issuance.

Indemnification Agreements with our Directors

We have entered into indemnification agreements with each of our non-management directors. These agreements require us, among other things, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our Company, and to advance expenses incurred as a result of any proceeding against them as to which they can be indemnified. We also expect to enter into indemnification agreements with our future non-management directors.

STOCKHOLDER NOMINEES

Our Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on our Board of Directors. There is no difference in the manner in which the Nominating and Governance Committee evaluates director candidates based on whether such candidate is recommended by the Nominating and Governance Committee or a stockholder. Any stockholder who desires to recommend a nominee for our Board of Directors must submit a letter addressed to our Corporate Secretary at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, and

which is clearly identified as a “Director Nominee Recommendation”. All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Nominating and Governance Committee.

Any stockholder recommendations for the 2011 Annual Meeting must be submitted no earlier than the opening of business on January 19, 2011 and no later than the close of business on February 18, 2011 to assure time for meaningful consideration and evaluation of the nominees by our Nominating and Governance Committee. In the event that the 2011 Annual Meeting is not within forty-five days before or after May 19, 2011, any stockholder recommendation for Board of Director nominees will be considered timely if it is received no earlier than the opening of business on the 120th day before the meeting and no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which our Company first makes the public announcement of the date of the annual meeting.

Any stockholder recommendations for a special meeting of stockholders called for the purpose of electing directors must be submitted no later than the close of business on the 10th day following the day on which our Company first makes the public announcement of the date of the special meeting.

STOCKHOLDER COMMUNICATIONS

Our Company has adopted a formal process by which stockholders may communicate directly to directors. Under this process, any communication sent to a director or directors in care of our Corporate Secretary at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a stockholder, and all stockholder communications that are received by our Corporate Secretary to the attention of a director or directors are forwarded to the director or directors, with a copy to the Chairman of our Audit Committee.

PROPOSAL 2

APPROVAL OF THE WET SEAL, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Proposed Amendment and Restatement

The Wet Seal, Inc. 2005 Stock Incentive Plan, or the Plan, was originally adopted by the Board of Directors in November 2004, was approved by the stockholders in January 2005, and amended with stockholder approval in July 2005. A total of 12,500,000 shares of our Company’s Class A common stock are currently authorized for issuance under the Plan.

Our Company’s Board of Directors has adopted, subject to stockholder approval, an amendment and restatement of the Plan, or the Amended and Restated Plan, to increase the number of shares of Class A common stock authorized for issuance under the Plan by 5,000,000 shares of Class A common stock and to make certain corresponding increases to award limitations in the Amended and Restated Plan.

As of April 12, 2010, the record date for the Annual Meeting, there have been 10,941,812 options, shares of restricted stock and performance shares granted under the Plan (net of forfeitures and cancellations), leaving only 1,558,188 shares available for future grants under the Plan prior to the effectiveness of the proposal. These grants have been made to our employees, officers, consultants and non-employee directors. In the near term, we anticipate granting additional restricted shares and performance shares when a new Chief Merchandise Officer for our Company is identified and hired. In addition, we plan to grant options to employees and officers in connection with hirings and appointments in the normal course of business.

In order to qualify for deductibility under Section 162(m) of the Internal Revenue Code, or the Code, the Amended and Restated Plan, including, without limitation, the performance goals for determining performance awards set forth in the Amended and Restated Plan with respect to the additional reserved shares, must be approved by our Company’s stockholders. In addition, we are seeking your approval of the Amended and Restated Plan pursuant to NASD Rule 5635(c) which requires our Company to obtain stockholder approval when a stock option plan is materially amended.

The full text of the Amended and Restated Plan is set forth as Exhibit B to this Proxy Statement. A general description of the principal terms of the Amended and Restated Plan is set forth below. The summary, however, does not purport to be a complete description of all the provisions of the Amended and Restated Plan. Any stockholder of our Company who wishes to obtain a copy of the Amended and Restated Plan may do so upon the written request of the Corporate Secretary at our Company’s principal executive offices located at 26972 Burbank, Foothill Ranch, California 92610.

Summary of the Amended and Restated Plan

Number of Shares

Subject to adjustment for certain corporate events, the maximum total number of shares of Class A common stock that will be available for the grant of awards under the Amended and Restated Plan will be 17,500,000 shares of Class A common stock; provided, that, for purposes of this limitation, any Class A common stock subject to an option which is canceled or expires without exercise or subject to an award which is forfeited will again become available for award under the Amended and Restated Plan. Subject to adjustment in accordance with the Amended and Restated Plan, no individual may be granted, during any one-year period, awards under the Amended and Restated Plan covering more than 17,500,000 shares of our Company’s Class A common stock. Notwithstanding the foregoing, subject to adjustment in accordance with the Amended and Restated Plan, the aggregate number of shares with respect to which incentive stock options may be granted under the Amended and Restated Plan will not exceed 10,000,000.

Administration

The Compensation Committee will administer the Amended and Restated Plan. The Compensation Committee is currently comprised of Sidney M. Horn, Harold D. Kahn, Henry D. Winterstern and Michael Zimmerman, each of whom is a “non-employee director” for purposes of Rule 16b-3 under Section 16 of the

Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. The Amended and Restated Plan authorizes the Compensation Committee to select participants, determine the types of awards to be made to participants, the number of shares of Class A common stock subject to awards, and the terms and conditions of any awards, interpret the Amended and Restated Plan and implement rules and regulations relating to the Amended and Restated Plan. The Amended and Restated Plan allows the Compensation Committee to correct any defects, supply any omissions or reconcile any inconsistencies in the Amended and Restated Plan or in any award in the manner and to the extent the Compensation Committee deems desirable to carry it into effect.

Eligibility

Employees, officers, directors and consultants of our Company and our Company’s subsidiaries selected by the Compensation Committee are eligible to receive grants of awards under the Amended and Restated Plan. Only employees of our Company and our Company’s subsidiaries may be granted incentive stock options.

Awards

Awards under the Amended and Restated Plan may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units or cash bonuses.

Options

The Amended and Restated Plan permits the Compensation Committee to grant nonqualified stock options, or Nonqualified Stock Options, and “incentive stock options”, or ISOs, collectively referred to as Options. The Compensation Committee will set forth the terms of any Option in an option agreement consistent with the following:

Exercise Price. The exercise price per share of our Company’s Class A common stock to be purchased pursuant to any Option will not be less than the fair market value of a share of Class A common stock on the date the Option is granted. However, the exercise price of an ISO granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of our Company and its subsidiaries, or a “10% stockholder”, will not be less than 110% of the fair market value per share of Class A common stock on the date of grant.

Option Term. The Compensation Committee will establish the term of each Option which will not exceed 10 years from the date of grant. The term of any ISO granted to a 10% stockholder, however, will not exceed five years from the date of grant.

Vesting. An Option will vest and become exercisable at a rate established by the Compensation Committee on the date of grant, with a minimum vesting period of one year.

Method of Exercise. The exercise price of an Option may be paid by cash or certified bank check, or if we permit, by surrender of Class A common stock held by the optionee for a sufficient period to avoid a charge to earnings for financial accounting purposes, or the attestation of ownership of such shares, or through a “same day sale” commitment from the optionee and a broker-dealer selected by us, or through additional methods approved by the Compensation Committee or by any combination of the foregoing, each to the extent permitted by law. Options may not be exercised for fractional shares.

Prohibition on Repricing. No Option granted under the Amended and Restated Plan may be amended to reduce the exercise price under such Option or surrendered in exchange for a replacement Option having a lower purchase price per share except as permitted under the Amended and Restated Plan as an adjustment in connection with certain corporate events or changes in the Class A common stock.

Stock Appreciation Rights, or SARs

The Amended and Restated Plan permits the Compensation Committee to award from time to time SARs to an eligible participant either at the time of the grant of an Option or thereafter by amendment to the Option. A SAR is the right to receive the increase between the grant price of the SAR and the fair market value of our Company’s Class A common stock on the date of settlement in Class A common stock or cash, or a combination of both.

Restricted Stock and Restricted Stock Units

The Amended and Restated Plan permits the Compensation Committee to award restricted Class A common stock to eligible participants. The Compensation Committee may also award restricted awards in the form of restricted stock units having a value equal to an identical number of shares of Class A common stock. Payment of restricted stock units may be made in Class A common stock, in cash or in a combination of both (based on the fair market value of the Class A common stock on the day the restricted period expires), all as determined by the Compensation Committee. Restricted stock and restricted stock unit awards will vest at a rate determined by the Compensation Committee on the date of grant, with a minimum vesting period of one year. Vesting of restricted stock and restricted stock units may be subject to Performance Goals (as defined below) and otherwise structured as a Performance Award (as defined below).

Performance Awards

Under the Amended and Restated Plan, the Compensation Committee may grant Performance Awards which provide participants with the right to an award based upon the achievement of one or more Performance Goals during a Performance Period (as defined below) set by the Compensation Committee, or the Performance Objective (as defined in the Amended and Restated Plan). Performance Shares may be granted in the form of actual shares of Class A common stock or common stock units having a value equal to an identical number of shares of Class A common stock. In addition, the Compensation Committee may award cash bonuses to participants based on the Performance Objectives established by the Compensation Committee. Performance shares and performance cash bonuses are collectively referred to as “Performance Awards”. “Performance Goals” may be selected by the Compensation Committee as, or expressed in terms of, one or more of the following business criteria:

•	revenue,

•	earnings before interest, taxes,

depreciation, amortization and asset impairments or EBITDA,

•	funds from operations,

•	funds from operations per share,

•	operating income,

•	pre or after tax income,

•	cash available for distribution,

•	cash available for distribution per share,

•	comparable store sales increase,

•	gross margin dollars for comparable stores,

•	net earnings,

•	earnings per share,

•	return on equity,

•	return on assets,

•	share price performance,

•	improvements in our Company’s attainment of expense levels,

•	implementing or completion of critical projects, and

•	improvement in cash-flow (before or after tax).

A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the Amended and Restated Plan, a “Performance Period” means the calendar year, or any shorter or longer period designated by the Compensation Committee, during which performance will be measured in order to determine a participant’s entitlement to receive payment of a Performance Award. The Compensation Committee will establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals under the Amended and Restated Plan, one or more levels of performance with respect to each such criterion, and the amount or amounts payable or other rights to which the participant will be entitled upon achievement of such levels of performance. The Performance Objective shall be established by the Compensation Committee prior to or reasonably promptly following the inception of a Performance Period. To the extent required by Section 162(m) of the Code, the Compensation Committee will establish the Performance Objective no later than 90 days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed.

Subject to adjustment for certain corporate events, the maximum number of Performance Shares subject to any award to any individual who is a covered employee for purposes of Section 162(m) of the Code, or a Covered Employee, is 17,500,000 for each 12 months during the Performance Period, and to the extent the award will be paid in cash, the maximum dollar amount of such award is the fair market value of such number of shares of Class A common stock on the last day of the Performance Period. No participant may be granted performance cash bonuses for all of the Performance Periods commencing in a calendar year that permit the participant in the aggregate, to earn cash payments exceeding $3,000,000 per calendar year.

Unless otherwise provided in an award agreement, in the event of a Covered Employee’s termination of continuous service prior to the end of the Performance Period for any reason, Performance Awards will be payable only if the applicable Performance Objectives are achieved and to the extent, if any, as determined by the Compensation Committee. The Compensation Committee may reduce or eliminate the amount of payment with respect to any Performance Award to a Covered Employee notwithstanding the achievement of specified Performance Objectives, except as such adjustments would adversely affect a participant following a “Change of Control” (as defined in the Amended and Restated Plan).

No payments will be made with respect to any Performance Award unless and until the Compensation Committee certifies the achievement of the Performance Goals.

Change of Control

Unless otherwise provided in an award agreement, upon the occurrence of a Change of Control in which awards will not be terminated, all outstanding Options and SARs granted under the Amended and Restated Plan will automatically become vested and exercisable in full and all restrictions or performance conditions, if any, on any other awards will automatically lapse.

Adjustments

The Amended and Restated Plan provides that in the event of certain corporate events or changes in the Class A common stock, the Compensation Committee will adjust awards and the number of shares under the Amended and Restated Plan as the Compensation Committee determines to be appropriate to prevent dilution or enlargement of benefits or potential benefits under the Amended and Restated Plan or with respect to such awards. Any such adjustment made to an ISO will be made in accordance with Section 424(a) of the Code unless otherwise determined by the Compensation Committee and approved by the Board of Directors.

Forfeiture

If there is a serious breach of conduct by a participant or former participant, the Compensation Committee may cancel any outstanding award granted under the Amended and Restated Plan to such participant or former participant, in whole or in part, whether or not vested. In addition, if such conduct or activity occurs within one year following the exercise or payment of an award, the Compensation Committee may require that the participant or former participant repay our Company any gain realized or payment received upon the exercise or payment of such award, with such gain or payment valued as of the date of exercise or payment.

Amendment and Termination

Our Board of Directors may terminate or amend the Amended and Restated Plan in any respect at any time, except that no amendment will be made without stockholder approval if such approval is required by law, regulation or stock exchange rules. Except as otherwise provided in the Amended and Restated Plan with respect to adjustments in connection with certain corporate events or changes in our Company’s Class A common stock, no amendment may be made that would adversely affect the rights of a participant under any outstanding award without such participant’s written consent.

General Federal Tax Consequences

The following is a general summary of the material federal tax consequences of the grant, exercise, and vesting of awards under the Amended and Restated Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. This summary is for general information and is not tax advice.

Nonqualified Stock Options. An individual granted a Nonqualified Stock Option will generally not recognize taxable income at the time of grant. Upon exercise of a Nonqualified Stock Option, a participant will generally recognize ordinary compensation income in an amount equal to the “spread,” meaning the excess, if any, in the fair market value of the Option shares on the date of exercise over the exercise price paid at the time of exercise. In general, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, our Company will be entitled to deduct the same amount from its taxable income at the time of such inclusion.

Incentive Stock Options. An individual granted an ISO will generally not recognize taxable income at the time of grant or at the time of exercise. However, the spread at exercise will be an “item of tax preference”, which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the acquired shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, we will not be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the ISO. If the holder of the shares acquired upon exercise of the ISO are disposed of within the later of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of the Option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price. In the event of such a disqualifying disposition, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those Sections, our Company will generally be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

Stock Appreciation Rights. A participant will not realize any income upon grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation right. Our Company will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock and Performance Shares. A participant will not be subject to tax upon the grant of an award of restricted stock or performance shares in the form of actual shares of common stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock or performance shares becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares of Class A common stock on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares of Class A common stock on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted stock, including performance shares, received by officers and directors who are subject to Section 16(b) of the Exchange Act.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for federal income tax purposes, but such deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units and Performance Stock Units. A participant will not be subject to tax upon the grant of an award of restricted stock units or performance shares in the form of common stock units. Rather, upon the delivery of shares or cash pursuant to such award, the participant will have taxable compensation equal to the fair market value of the number of shares of Class A common stock (or the amount of cash) the participant actually receives with respect to the award. Our Company will be able to deduct the amount of taxable compensation to the participant for federal income tax purposes, but the deduction may be limited under Sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Sections.

Performance Cash Bonuses. Participants who are granted performance cash bonus awards will recognize ordinary income in the year of payment equal to the amount paid. Subject to satisfying applicable income reporting requirements and any deduction limitation under Section 162(m) or 280G of the Code, we will be able to deduct the amount of taxable compensation to the participant for federal income tax purposes. In the case of performance cash bonus awards intended to qualify as performance-based compensation under Section 162(m) of the Code, we expect that we will be entitled to deduct the full amount of taxable compensation to the participant without regard to the $1 million annual deduction limitation under Section 162(m) of the Code if the stockholders approve the Amended and Restated Plan and the other requirements of Section 162(m) are otherwise satisfied.

Section 162(m) Limitation. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Amended and Restated Plan is intended to satisfy an exception with respect to grants of options and stock appreciation rights to such Covered Employees. In addition, the Amended and

Restated Plan is designed to permit granting of restricted stock, restricted stock units, common stock units and cash bonuses as Performance Awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code. We have attempted to structure the Amended and Restated Plan in such a manner that the remuneration attributable to options, stock appreciation rights and Performance Awards will not be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Section 280G of the Code. Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other awards in connection with a Change of Control (as defined in the Amended and Restated Plan) might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

New Plan Benefits

Because future awards under the Amended and Restated Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Vote Required

The affirmative vote of the majority of the votes cast at the Annual Meeting will be required to approve this proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our Compensation Committee has developed a compensation policy for our named executive officers with the following guidelines:

•	Provide base salaries that are competitive in the retail apparel industry and that will attract and retain our named executive officers;

•

Provide annual cash bonuses that are tied to our consolidated financial performance or divisional financial performance, as the case may be, in order to align the interests of our named executive officers with those of our stockholders; and

•

Provide long-term incentive benefits that will reward our named executive officers’ long-term commitment and motivate the named executive officers to achieve our strategic objective of increased stockholder value.

We compensate our named executive officers, except for Messrs. Kubo and Torok, according to the terms of their respective employment agreements. Messrs. Kubo and Torok do not have employment agreements and have not been parties to such agreements during their tenure with our Company. Our Compensation Committee reviews all recommendations made with respect to discretionary compensation and approves all discretionary compensation decisions for our named executive officers (subject to ratification by the Board of Directors). Members of senior management (including certain of our named executive officers) provide information to our Compensation Committee with respect to individual and divisional performance to assist our Compensation Committee in its analysis and evaluation of our named executive officers and its recommendations to the Board of Directors. Our Chief Executive Officer is involved in establishing performance goals and metrics through his review and approval of the annual operating plan and the individual management performance objectives from which the operating and performance targets for incentive compensation are derived.

Our named executive officers for fiscal 2009 consisted of the following individuals:

•	Edmond S. Thomas, our President and Chief Executive Officer;

•	Steven H. Benrubi, our Executive Vice President and Chief Financial Officer;

•	Sharon Hughes, our President and Chief Merchandise Officer, Arden B Division;

•	Maria G. Comfort, our President and Chief Merchandise Officer, Wet Seal Division;

•	Jon C. Kubo, our Vice President and Chief Information Officer; and

•	Charles J. Torok, our Vice President of Logistics.

During fiscal 2009, we experienced senior management changes. In November 2009, Ms. Maria Comfort, our former President and Chief Merchandise Officer, Wet Seal Division, resigned from our Company and we appointed Ms. Hughes as our President and Chief Merchandise Officer, Arden B Division.

Compensation Mix and Other Compensation

We allocate compensation between long-term and currently paid compensation to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for us and our stockholders. We provide cash compensation in the form of base salary to meet competitive salary requirements and reward good performance on an annual basis in the form of bonus compensation to reward superior performance against specific short-term financial goals. We provide non-cash compensation in the form of equity grants to provide a long-term incentive opportunity for our named executive officers, reward superior performance against specific objectives and long-term strategic goals and align the long-term interests of our named executive officers with those of our stockholders.

Determination of Base Salary and Future Salary Increases

When establishing the base salaries of our named executive officers, our Compensation Committee considers a number of factors, including:

•	individual responsibilities and performance expectations;

•	leadership abilities;

•	specialty retail and related trade salary rates;

•	cost of living factors in the Southern California real estate market where our principal executive offices are located;

•	the named executive officer’s applicable experience; and

•	our financial position.

Base salaries of our named executive officers are reviewed annually by our Compensation Committee, which assesses individual performance, contribution to our Company and level of responsibility.

In fiscal 2009, Mr. Thomas received no increase to his base salary. Mr. Benrubi received an increase in his base salary of 8% based upon his performance and development during his first 18 months as our Company’s Executive Vice President and Chief Financial Officer. Ms. Comfort received no increase to her base salary since she had only recently been appointed to her position in August 2008. Ms. Hughes did not receive an increase to her base salary since she had only recently been appointed to her position in November 2009. Per the terms of her employment agreement, Ms. Hughes will receive an increase in her annual base salary from $450,000 to $485,000 in November 2010. Mr. Kubo and Mr. Torok were not provided increases to their base salaries in fiscal 2009. Mr. Kubo did receive a 3% increase to his base salary in April 2010 in connection with merit increases granted to most corporate office employees.

Annual Cash Bonuses

We use annual cash bonuses to reward the short-term performance of our named executive officers. Annual cash bonuses are determined based upon achieving certain levels of our overall Company financial performance metrics, divisional financial performance metrics, or a combination of both, as well as achieving individual pre-determined performance objectives pertaining to achievement of project and/or other goals specific to the functional area of the named executive officer. During the first quarter of each fiscal year, our Compensation Committee and our President and Chief Executive Officer establish financial performance goals and other metrics against which our named executive officers will be evaluated. We do not evaluate any of the individual performance objectives using any specific formula and we do not assign any particular weight to any particular individual performance objective.

Mr. Thomas is eligible to receive a cash bonus based upon achieving a certain level of our total Company’s EBITDA, which is defined as earnings before interest, income taxes, depreciation and amortization and asset impairment charges. At the inception of Mr. Thomas’ employment, his bonus compensation was linked to total Company EBITDA as a result of the Board of Directors’ determination that EBITDA growth was a strong qualitative indicator of the impact of Mr. Thomas’s performance on our Company’s operations performance. For more detail on the performance goals, see the Fiscal 2009 Bonus table.

Ms. Hughes is, and Ms. Comfort was, eligible to receive a cash bonus based upon achieving a combination of overall Company financial performance and their respective Arden B and Wet Seal divisional financial performance. Overall Company financial performance is based upon the achievement of certain levels of total Company EBITDA, while the Arden B and Wet Seal divisional financial performance is based upon the achievement of certain levels of divisional gross margin dollars for comparable stores (represents gross margin dollars from stores that were open all twelve months of the fiscal year and from the internet business), divisional comparable store sales increase (represents the increase in sales from stores that were open all twelve months of the fiscal year or passed the one-year anniversary of opening or re-opening during the fiscal year) as well as the realization of pre-determined individual performance objectives. For fiscal 2009, the individual performance objectives for Ms. Hughes and Ms. Comfort were to improve overall inventory management, including inventory allocation, turns and flow and merchandise assortment/mix, vendor routing compliance and refinement of the merchandising strategy for each of the Arden B and Wet Seal divisions. A minimum qualifying divisional EBITDA must also be met before any divisional bonus payout may occur. For more detail on the performance goals, see the Fiscal 2009 Bonus table.

Each of Messrs. Benrubi, Kubo and Torok is eligible to receive a cash bonus if certain targets of total Company EBITDA and comparable store sales increases (described above) are achieved. In addition, Messrs. Benrubi, Kubo and Torok are eligible to receive additional bonus amounts if pre-determined individual performance objectives are achieved. For fiscal 2009, Mr. Benrubi’s individual performance objectives included identifying major profit improvement opportunities for our Company, refinement of tools for analyzing leasing decisions, enhancing results of underperforming stores through additional analysis and support, improving inventory management to drive gross margin, supporting timely and cost effective implementation of various information systems and accelerating internal and external financial reporting. Mr. Kubo’s individual performance objectives for fiscal 2009 included successful completion, or initiation, of markdown and size optimization systems, a point-of-sale system, and a retail merchandising system, identification of continued cost savings for our Company, driving enhanced store productivity, maintaining strong information systems security compliance and continuing to cross-train his team. For fiscal 2009, Mr. Torok’s individual performance objectives included initiation and management of an automated sortation system implementation, achieving savings through improved distribution productivity and placing into effect and managing a vendor compliance program. For more detail on the performance goals, see the Fiscal 2009 Bonus table.

Our Compensation Committee believes that tying annual cash bonuses to both Company and division financial performance aligns the interests of management with stockholders and encourages intensive efforts to attain and increase profitability throughout our Company. Our Compensation Committee also believes that tying a portion of annual cash bonuses to pre-determined individual performance objectives encourages executives to focus on the key operational goals of the functional areas they manage. Set forth in the following chart is a description of the cash bonus guidelines for each of our named executive officers.

Named Executive Officers	Fiscal 2009 Bonus Calculation (1)	Target Percentage of Base Salary	Maximum Percentage of Base Salary
Edmond S. Thomas	100% based upon achieving certain total Company EBITDA targets	100%	200%

Steven H. Benrubi	100% based upon achieving certain total Company EBITDA and comparable store sales increase targets, and individual pre-determined performance objectives	50%	100%

Maria G. Comfort	80% based upon achieving a minimum qualifying Wet Seal Division EBITDA as well as certain Wet Seal divisional gross margin dollars for comparable stores, and divisional comparable store sales increase, and individual pre-determined performance objectives; the remaining 20% based upon achieving certain Company EBITDA targets	50%	100%

Sharon Hughes (1)	80% based upon achieving a minimum qualifying Arden B Division EBITDA as well as certain Arden B divisional gross margin dollars for comparable stores, and divisional comparable store sales increase, and individual pre-determined performance objectives; the remaining 20% based upon achieving certain Company EBITDA targets	50%	100%

Jon C. Kubo	100% based upon achieving certain total Company EBITDA and comparable store sales increase targets, and individual pre-determined performance objectives	30%	60%

Charles J. Torok	100% based upon achieving certain total Company EBITDA and comparable store sales increase targets, and individual pre-determined performance objectives	30%	60%

(1)	Ms. Hughes was not employed by our Company as of August 2, 2009, the first day of the fiscal 2009 third quarter, and therefore was not eligible for the annual bonus, as outlined in the annual bonus plan. Ms. Hughes earned a retention bonus of $100,000 with respect to fiscal 2009, payable within 30 days of April 1, 2010, subject to her continued employment by our Company on such payment date, pursuant to the terms of her employment agreement. See “Summary of Employment Agreements” for a further description of the bonus arrangements for Ms. Hughes. The retention bonus was determined based on negotiation between our Company and Ms. Hughes in connection with her recruitment and represented approximately 44% of her target bonus for fiscal 2009.

Our Compensation Committee, with the assistance of management, reviews our Company’s consolidated and divisional financial performance and calculates bonuses based upon the attainment of performance objectives that are set during the first quarter of each fiscal year and that are approved by the Board of Directors. In fiscal 2009, there were no awarded annual bonuses to our named executive officers, except for Ms. Hughes’s $100,000 retention bonus, as our Company performance measures were not achieved.

Fiscal 2009 Bonus

Name	Consolidated Target EBITDA (1)	Consolidated Achieved EBITDA (1)	Consolidated Target Comparable Store Sales Percentage	Consolidated Achieved Comparable Store Sales Percentage	Personal Performance Objectives	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)				(thousands)	(thousands)
Edmond S. Thomas	$60,100	$39,093	—	—	—	$750,000	—	—
Steven H. Benrubi	$60,100	$39,093	2.5%	(7.1)%	100%	$162,000	—	—
Maria G. Comfort	$60,100	$39,093	—	—	—	$50,000	—	—
Sharon Hughes (2)	—	—	—	—	—	—	$100,000	—
Jon C. Kubo	$60,100	$39,093	2.5%	(7.1)%	75%	$81,120	—	—
Charles J. Torok	$60,100	$39,093	2.5%	(7.1)%	75%	$70,500	—	—

Name	Wet Seal Division Minimum Qualifying EBITDA (1)	Wet Seal Division Achieved EBITDA (1)	Wet Seal Division Target Comparable Store Sales Percentage	Wet Seal Division Achieved Comparable Store Sales Percentage	Wet Seal Division Target Gross Margin Dollars for Comparable Stores	Wet Seal Division Achieved Gross Margin Dollars for Comparable Stores	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)			(thousands)	(thousands)	(thousands)	(thousands)
Maria G. Comfort	$57,790	$32,887	3.1%	(8.5)%	$278,347	$230,560	$200,000	—	—

Name	Arden B Division Minimum Qualifying EBITDA (1)	Arden B Division Achieved EBITDA (1)	Arden B Division Target Comparable Store Sales Percentage	Arden B Division Achieved Comparable Store Sales Percentage	Arden B Division Target Gross Margin Dollars for Comparable Stores	Arden B Division Achieved Gross Margin Dollars for Comparable Stores	Bonus Payment Target	Bonus Payment	% of Target Payment Bonus
	(thousands)	(thousands)			(thousands)	(thousands)	(thousands)	(thousands)
Sharon Hughes (2)	—	—	—	—	—	—	—	—	—

(1)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and asset impairment charges.
(2)	Ms. Hughes was not eligible for the annual cash bonus since she was not employed by our Company as of August 2, 2009, the first day of the fiscal 2009 third quarter, as outlined in the annual bonus plan. Ms. Hughes received a retention bonus of $100,000 with respect to fiscal 2009, pursuant to the terms of her employment agreement. See “Summary of Employment Agreements” for a further description of the bonus arrangement for Ms. Hughes.

Incentive Plan Awards

Typically, upon commencement of our named executive officers’ employment, we have granted these individuals equity awards under our 2005 Stock Incentive Plan, 2000 Stock Incentive Plan, or 1996 Long-Term Incentive Plan, in the form of stock options, restricted stock and/or performance shares. We previously granted awards under our 1996 Long-Term Incentive Plan and 2000 Stock Incentive Plan that remain unvested and/or unexercised as of January 30 2010; however, the 1996 Plan expired during fiscal 2006 and the 2000 plan expired during 2009, and no further share awards may be granted under the 1996 or 2000 Plans. These equity awards vest ratably over specified periods and/or vest upon the attainment of certain market conditions, as the case may be. Our Compensation Committee believes that restricted stock and performance shares provide a motivating form of incentive compensation while serving to align the interests of our stockholders and management. We also believe that granting restricted stock and performance shares to our named executive officers is appropriate because of the changes in the accounting treatment for stock options as a result of FASB ASC Topic 718 that made granting stock options less attractive.

In granting restricted stock, performance shares and stock options, our Compensation Committee takes into consideration the anticipated long-term contributions of an individual to our potential growth and success, as well as the number of options, restricted stock and/or performance shares granted to similarly situated executives at similar companies.

Compensation Packages For Our Named Executive Officers

CEO Compensation

As our Compensation Committee evaluated the compensation package to be offered to Mr. Thomas (at the inception of his employment with us), it sought advice and a survey of equity compensation arrangements from Mercer LLP, or Mercer. Our Compensation Committee desired to have a compensation arrangement that offered significant equity incentives for improving our financial performance and increasing our stock price. Accordingly, upon Mr. Thomas’ appointment as the President and Chief Executive Officer in October 2007, he received our commitment to grant him 1,000,000 performance shares, subject to performance and time-based vesting terms. In addition, on the date of his appointment, Mr. Thomas was granted 500,000 restricted shares, subject to time-based vesting terms. On March 7, 2008, Mr. Thomas was granted 100,000 stock options, subject to time-based vesting terms. For a more detailed discussion of the terms of his equity awards, see “Summary of Employment Agreement and Potential Payments Upon a Change of Control”. In addition to Mr. Thomas’ equity incentive arrangement, our Compensation Committee reviewed the survey provided by Mercer to evaluate the level of cash compensation provided to Mr. Thomas in relation to the chief executive officers of companies that are direct competitors of our Company in the specialty retail market. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the turnaround conditions presented to Mr. Thomas.

CFO Compensation

Upon Mr. Benrubi’s appointment as Executive Vice President and Chief Financial Officer in September 2007, our Compensation Committee recommended that his equity incentive package should be enhanced to a level that is commensurate with his new position but reflected, at the time, a lack of experience as a Chief Financial Officer of a publicly traded company. Mr. Benrubi had previously served as our Company’s Corporate Controller for over two years prior to his appointment as Chief Financial Officer. Upon his appointment, Mr. Benrubi was granted options to acquire up to 60,000 shares and 90,000 restricted shares subject to time-based vesting terms. In addition, Mr. Benrubi’s annual cash compensation increased to $300,000 from $250,000. Also, on August 20, 2008, Mr. Benrubi was granted 40,000 stock options, which are subject to time-based vesting terms. Our Compensation Committee determined that his overall package was commensurate with a newly appointed chief financial officer based upon his experience and standing with our Company. Based on Mr. Benrubi’s performance and development in the first 18 months of his role as Executive Vice President and Chief Financial Officer, the Compensation Committee increased Mr. Benrubi’s annual cash compensation to $324,000 in April 2009.

CMO Compensation

In evaluating the compensation package to be offered to Ms. Comfort, our Compensation Committee considered Ms. Comfort’s extensive apparel industry merchandising leadership experience as well as compensation packages for divisional presidents and chief merchandise officers in similar companies. Our Compensation Committee also considered the compensation packages granted to previous divisional chief merchants within our Company and the scope of responsibilities of Ms. Comfort’s role as President, in addition to Chief Merchandise Officer, of our Wet Seal Division. Our Compensation Committee also desired to provide Ms. Comfort a compensation arrangement that offered significant equity incentives for improving the financial performance of our Company and an improved performance of our Company’s stock price. Accordingly, upon Ms. Comfort’s appointment as the President and Chief Merchandise Officer of our Wet Seal Division in August 2008, she received a grant of 90,000 performance shares, which are subject to performance and time-based vesting terms. In addition, on the date of her appointment, Ms. Comfort was granted 60,000 stock options, which vest ratably over a three-year period and are exercisable at a strike price of $4.66, which was in excess of our Company’s common stock price on her date of hire and represented the average closing price for our Company’s common stock for the 30 trading days leading to her date of hire. For a more detailed discussion of the terms of her equity award, see “Summary of Employment Agreements”. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the scope of responsibilities of Ms. Comfort’s role.

CMO Compensation

In evaluating the compensation package to be offered to Ms. Hughes, our Compensation Committee considered Ms. Hughes’s extensive apparel industry experience, her recent performance as a consultant serving the Arden B division, her past leadership roles with our Company as well as compensation packages for divisional presidents and chief merchandise officers in similar companies. Our Compensation Committee also considered the compensation packages granted to previous divisional chief merchants within our Company and the scope of responsibilities of Ms. Hughes’s role as President, in addition to Chief Merchandise Officer, of our Arden B Division. Our Compensation Committee also desired to provide Ms. Hughes a compensation arrangement that offered significant equity incentives for improving the financial performance of our Company and an improved performance of our Company’s stock price. Accordingly, upon Ms. Hughes’s appointment as the President and Chief Merchandise Officer of our Arden B Division in November 2009, she received a grant of 54,000 performance shares, which are subject to performance and time-based vesting terms. In addition, on the date of her appointment, Ms. Hughes was granted 85,000 stock options, which vest ratably over a three-year period and are exercisable at a strike price of $3.43, which was in excess of our Company’s common stock price on her date of hire and represented the average closing price for our Company’s common stock for the 30 trading days leading to her date of hire. Ms. Hughes’s base salary will increase, in accordance with the terms of her employment agreement, in November 2010. For a more detailed discussion of the terms of her equity award, see “Summary of Employment Agreements”. Our Compensation Committee determined that the cash and equity compensation program was fair in light of our Company’s market position and the scope of responsibilities of Ms. Hughes’s role.

CIO Compensation

At the time of the appointment of Mr. Kubo as our Vice President and Chief Information Officer in March 2005, our Company was actively engaged in a turnaround strategy to improve our financial performance and results of operations. A fundamental component of our operational and financial strategies focused upon identifying and retaining talented senior management personnel. Compensation granted to Mr. Kubo reflected how difficult it was to attract and retain talent during such a challenging period for our Company.

In evaluating modifications to the compensation package for Mr. Kubo, based on consultation with our Chief Executive Officer, our Compensation Committee considers the efficiency and effectiveness with which Mr. Kubo leads our information technology organization, as well as Mr. Kubo’s degree of success in accomplishing the personal performance objectives established for him on an annual basis, which include execution of information systems development plans on time and within budget and supporting the technology elements of various operations initiatives throughout the year. In light of the challenging economic environment and its effect on our Company and the retail apparel industry in general, our Compensation Committee decided not to grant annual cash compensation increases to several members of management, including Mr. Kubo for fiscal 2009. However, our Compensation Committee approved, on August 19, 2009, a grant to Mr. Kubo of 10,000 stock options, which vest ratably over a three-year period and are exercisable at a strike price of $3.27, which was our Company’s closing common stock price on the date of grant. In April 2010, our Compensation Committee and Board of Directors approved a 3% increase in Mr. Kubo’s annual cash compensation.

Vice President of Logistics Compensation

At the time of the appointment of Mr. Torok as our Vice President of Logistics, in May 2004, our Company continued to be engaged in its turnaround strategy to improve our financial performance and results of operations. Compensation granted to Mr. Torok reflected how difficult it was to attract and retain talent during such a challenging period for our Company.

In evaluating modifications to the compensation package for Mr. Torok, based on consultation with our Chief Executive Officer, our Compensation Committee considers the efficiency and effectiveness with which Mr. Torok manages the receiving, inspection and distribution of merchandise functions in our distribution center, as well as Mr. Torok’s degree of success in accomplishing the personal performance objectives established for him on an annual basis. In light of Mr. Torok’s relatively high compensation level for his position as Vice President of Logistics, our Compensation Committee decided not to grant annual cash compensation increases in April 2009 or April 2010 to Mr. Torok. However, our Compensation Committee and Board of Directors approved, on August 19, 2009, a grant to Mr. Torok of 6,000 stock options, which vest ratably over a three-year period and are exercisable at a strike price of $3.27, which was our Company’s closing common stock price on the date of grant.

Perquisites and Personal Benefits

Our named executive officers also participate in life insurance, health, disability and major medical insurance plans, and such other employee benefit plans and programs and perquisites as we may from time to time maintain for the benefit of our employees. While we currently intend to maintain our current benefits and perquisites for our named executive officers, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Limitations on Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to certain executive officers. Our Compensation Committee believes that it is generally in our best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, our Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, our Compensation Committee also believes there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Employment Agreements; Severance and Change of Control

We have entered into written employment agreements with Mr. Thomas, Mr. Benrubi and Ms. Hughes. These employment agreements provide for the payment of additional and future compensation to such executive officers in the event of certain types of terminations and/or in the event of a change of control of our Company. We previously entered into an employment agreement with Ms. Comfort and, in connection with her separation from our Company in November 2009, we entered into a separation agreement and general release. In addition, these individuals and Messrs. Kubo and Torok are parties to incentive compensation award agreements that also provide, in some cases, for acceleration of equity in connection with termination events and/or a change of control of our Company. We believe that severance protections play a valuable role in attracting and retaining key talent. Accordingly, we provide such protections for our named executive officers. We also believe that the occurrence, or potential occurrence, of a change of control transaction can create uncertainty and distraction for our named executive officers and in particular our Chief Executive Officer. To encourage Mr. Thomas to remain employed with us during such an important time, his employment agreement provides for enhanced severance in the event of certain terminations following a change of control. In addition, certain of our named executive officers would be entitled to accelerated vesting of their outstanding equity awards upon a change of control. For a detailed description of these agreements and the potential amounts that we may be obligated to pay and/or the terms upon which unvested incentive equity is accelerated, see “Summary of Employment Agreements”.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the 2009 Annual Report.

The Compensation Committee

    For Fiscal 2009:

    Henry D. Winterstern (Chairman)

    Sidney M. Horn

    Harold D. Kahn

    Michael Zimmerman

The foregoing Report of our Compensation Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filing by our Company with the Securities and Exchange Commission, except to the extent specifically incorporated by reference.

COMPENSATION AND AWARD TABLES

The information contained in the following tables describes compensation provided to our named executive officers for fiscal years 2009, 2008, and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Share Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)		Total ($)
Edmond S. Thomas,	2009	$750,000		—		—	—	—	$36,262		$786,262
President and Chief Executive Officer	2008	$750,000		—		—	$100,400	$750,000	$34,667		$1,635,067
	2007	$216,346	(5)	$250,000	(6)	$3,463,883	—	—	$9,537		$3,939,766

Steven H. Benrubi,	2009	$319,385	(7)	—		—	—	—	$24,426		$343,811
Executive Vice President and Chief Financial Officer	2008	$300,000		—		—	$64,792	$105,000	$18,476		$488,268
	2007	$258,462		—		$466,078	$197,535	$30,000	$8,911		$960,986

Maria G. Comfort,	2009	$429,721	(8)	—		—	—	—	$522,161	(9)	$951,882
President and Chief Merchandise Officer, Wet Seal Division	2008	$148,077	(10)	$75,000	(11)	$186,150	$110,946	—	$11,575		$531,748
	2007	—		—		—	—	—	—		—

Sharon Hughes,	2009	$506,538	(12)	$100,000	(13)	$96,390	$116,994	—	$234		$820,156
President and Chief Merchandise Officer, Arden B Division	2008	—		—		—	—	—	—		—
	2007	—		—		—	—	—	—		—

Jon C. Kubo (14),	2009	$270,400		—		—	$13,200	—	$11,261		$294,861
Vice President and Chief Information Officer	2008	$267,600		—		—	$16,198	$52,728	$11,536		$348,062
	2007	—		—		—	—	—	—		—

Charles J. Torok (14),	2009	$235,000		—		—	$7,920	—	$4,700		$247,620
Vice President of Logistics	2008	$235,000		—		$58,893	$9,719	$45,825	$8,677		$358,114
	2007	—		—		—	—	—	—		—

(1)	Amounts reflect the grant date fair value of the awards granted in fiscal 2009, 2008, and 2007 determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” for restricted stock and performance share awards as required by SEC rules effective for 2010. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, April 2, 2009 and April 10, 2008.
(2)	Amounts reflect the grant date fair value of the awards granted in fiscal 2009, 2008, and 2007 determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” for stock option awards as required by SEC rules effective for 2010. Assumptions used in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements in our Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010, April 2, 2009 and April 10, 2008.
(3)	Represents bonus amounts earned through achievement of pre-determined financial performance and individual performance objectives under our Company’s fiscal 2009, 2008 and 2007 annual incentive plans approved by our Compensation Committee.
(4)

For fiscal 2009, this column includes the following for each of the named executive officers: for Mr. Thomas, this column includes a Company paid car lease and car allowances of $19,978, our Company’s matching contribution to his 401(k) Retirement Plan of $15,000, and the value of supplemental health care benefits provided by our Company of $1,284. For Mr. Benrubi, this column includes our Company’s matching contribution to his 401(k) Retirement Plan of $12,776 and the value of supplemental health care benefits provided by our Company of $11,650. For Ms. Comfort, this column includes a Company paid car lease and car allowances of $13,720 and the value of supplemental health care benefits provided by our Company of $8,441. For Ms. Hughes, this column includes a Company paid car lease and car allowances of $234. For Mr. Kubo, this column includes our Company’s matching contribution to his 401(k) Retirement Plan of $11,261. For Mr. Torok, this column includes our Company’s matching contribution to his 401(k) Retirement Plan of $4,700.
(5)	Mr. Thomas was hired on October 8, 2007; this amount represents Mr. Thomas’ pro rata base salary for the portion of fiscal 2007 during which he was employed by us.
(6)	Amount represents the guaranteed bonus paid during fiscal 2007 pursuant to the terms of Mr. Thomas’ employment agreement.
(7)	Mr. Benrubi’s salary reflects the increase in his base salary from $300,000 per year through March 2009 to $324,000 beginning in April 2009 based upon his performance and development in the first 18 months of his role as Executive Vice President and Chief Financial Officer.
(8)	Ms. Comfort resigned on November 19, 2009; this amount represents Ms. Comfort’s pro rata base salary for the portion of fiscal 2009 that she was employed by our Company.
(9)	Ms. Comfort’s other compensation includes $500,000 of severance compensation as a result of her departure in November 2009 and pursuant to the terms of her employment agreement. The severance is paid over twenty-six bi-weekly installments, which began in November 2009.
(10)	Ms. Comfort was hired on August 25, 2008; this amount represents Ms. Comfort’s pro rata base salary for the portion of fiscal 2008 that she was employed by our Company.
(11)	Amount represents the guaranteed bonus paid during fiscal 2008 pursuant to the terms of Ms. Comfort’s employment agreement.
(12)	Ms. Hughes was hired on November 23, 2009; $86,538 of this amount represents Ms. Hughes’s pro rata base salary for the portion of fiscal 2009 that she was employed by our Company and $420,000 represents the fees paid to her by our Company during fiscal 2009 in her capacity as a consultant to the Arden B division.
(13)	Amount represents the retention bonus of $100,000 earned by Ms. Hughes in fiscal 2009, pursuant to the terms of her employment agreement.
(14)	In their respective capacities as Vice President and Chief Information Officer and Vice President of Logistics, Messrs. Kubo and Torok were not named executive officers of our Company in fiscal 2007.

Grants Of Plan Based Awards for Fiscal 2009

The following table summarizes the grants made to each of our named executive officers during fiscal 2009 under our Incentive Plans or additional equity arrangements.

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Share and Option Awards (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Edmond S. Thomas	—	$375,000	$750,000	$1,500,000	—	—	—	—	—	—	—
Steven H. Benrubi	—	$81,000	$162,000	$324,000	—	—	—	—	—	—	—
Maria G. Comfort	—	$125,000	$250,000	$500,000	—	—	—	—	—	—	—
Sharon Hughes	—	$112,500	$225,000	$450,000	—	—	—	—	—	—	—
	11/23/09	—	—	—	—	—	—	—	85,000	$3.43	$1.38
	11/23/09	—	—	—	—	13,500	—		—	—	$2.33
	11/23/09	—	—	—	—	13,500	—		—	—	$1.98
	11/23/09	—	—	—	—	13,500	—		—	—	$1.56
	11/23/09	—	—	—	—	13,500	—		—	—	$1.27
Jon C. Kubo	—	$40,560	$81,120	$162,240	—	—	—	—	—	—	—
	8/19/09	—	—	—	—	—	—	—	10,000	$3.27	$1.32
Charles J. Torok	—	$35,250	$70,500	$141,000	—	—	—	—	—	—	—
	8/19/09	—	—	—	—	—	—	—	6,000	$3.27	$1.32

(1)	Threshold represents 50% of estimated non-equity incentive plan compensation; Target represents 100% of estimated non-equity incentive plan compensation; and Maximum represents 200% of estimated non-equity incentive plan compensation.
(2)	Reflects the number of performance shares granted in fiscal 2009 under the Plan.
(3)	Reflects the number of stock options granted in fiscal 2009. These options vest and become exercisable in three equal annual installments, commencing one year after the date of grant.
(4)	Represents the exercise price of stock options reported in the previous column, which is equal to the closing price of our shares on the grant date, with the exception of the stock options granted to Ms. Hughes. The exercise price of stock options granted to Ms. Hughes is the greater of the closing price on the grant date and the average closing price for the 30 consecutive trading days ending on and including the grant date.
(5)	Represents the fair value per share of share awards and option awards as of the grant date pursuant to FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Consolidated Financial Statements in our Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.

SUMMARY OF EMPLOYMENT AGREEMENTS

A. Named Executive Officers as of the Date of this Proxy Statement

Edmond S. Thomas, our President and Chief Executive Officer

On September 6, 2007, we entered into an Employment Agreement with Edmond S. Thomas, or the Thomas Agreement, setting forth the terms of his employment with us as our President and Chief Executive Officer. The Thomas Agreement became effective on October 8, 2007, or the Thomas Effective Date. The Thomas Agreement will terminate on October 8, 2010.

Cash Compensation/Benefits

Under the Thomas Agreement, Mr. Thomas is entitled to:

•	a base salary of $750,000 (which is subject to annual review by our Compensation Committee);

•

an annual performance bonus (paid in accordance with our bonus plan which is administered under the Plan), with a target cash award of 100% of Mr. Thomas’ base salary and a maximum cash award of 200% of his base salary (for fiscal 2007, Mr. Thomas was guaranteed a bonus of $250,000, which was paid on April 15, 2008); and

•	participate in such employee benefit plans and insurance programs offered to our employees.

Equity Incentive Arrangement

At the time of his retention as our President and Chief Executive Officer, Mr. Thomas received a commitment from us to grant him 1,000,000 performance shares of our Class A common stock, to be issued under the terms of the Plan, and 500,000 restricted shares issued pursuant to the NASDAQ Marketplace Rules for new employees. The award agreement governing his performance shares provides that the performance shares be awarded in three tranches of 333,333, 333,333 and 333,334 shares. Tranche 1, representing 333,333 performance shares, was awarded on October 8, 2007, the effective date of the Thomas Agreement. Tranche 2, representing 333,333 performance shares, was awarded on October 8, 2008. Tranche 3, representing 333,334 performance shares, was awarded on October 8, 2009. The performance shares are subject to the vesting criteria listed in the chart below.

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation to Vest
Tranche 1: 333,333	1st anniversary of the Thomas Effective Date	Thomas Effective Date through the 3rd anniversary thereof	$5.15 per share/166,667 $6.18 per share/166,666

Tranche 2: 333,333	2nd anniversary of the Thomas Effective Date	From the 1st anniversary of the Thomas Effective Date through the 3rd anniversary thereof	$7.41 per share/166,667 $8.89 per share/166,666

Tranche 3: 333,334	3rd anniversary of the Thomas Effective Date	From the 2nd anniversary of the Thomas Effective Date through the 3rd anniversary thereof	$10.67 per share/166,667 $12.80 per share/166,667

The share appreciation targets will be deemed to have been met upon the attainment of the respective share appreciation targets as calculated, in each case, on the 20-day volume weighted average share price during the respective measurement periods.

All of the restricted shares were granted on October 8, 2007. The restricted shares vest in three tranches (166,666, 166,666 and 166,668 shares) on each of the first, second and third anniversaries of the Thomas Effective Date, provided that Mr. Thomas is employed by us on the respective vesting dates. On October 8, 2008, the first tranche of the restricted shares vested. On October 8, 2009, the second tranche of the restricted shares vested.

In addition to the restricted stock and performance shares, on March 7, 2008, our Board of Directors granted Mr. Thomas options to acquire up to 100,000 shares of our common stock at an exercise price of $2.58. The stock options vest in three tranches of 33,333, 33,333, and 33,334 shares on the first, second and third anniversaries of the grant date. On March 7, 2009, the first tranche of options vested. On March 7, 2010, the second tranche of options vested.

Steven H. Benrubi, our Executive Vice President and Chief Financial Officer

On September 19, 2007, we entered into an Employment Agreement with Steven H. Benrubi, or the Benrubi Agreement, setting forth the terms of Mr. Benrubi’s employment with us as our Executive Vice President and Chief Financial Officer. The Benrubi Agreement became effective on September 21, 2007, or the Benrubi Effective Date, and was amended and restated as of February 11, 2008. The Benrubi Agreement will terminate on September 21, 2010.

Cash Compensation/Benefits

Under the Benrubi Agreement, Mr. Benrubi is entitled to:

•	a base salary of $300,000, which was increased to $324,000 in April 2009 (and which is subject to annual review by our Compensation Committee);

•

an annual performance bonus (paid in accordance with our bonus plan which is administered under the Plan), with a target cash award of 50% of Mr. Benrubi’s base salary and a maximum cash award of 100% of his base salary; and

•	participate in such employee benefit plans and insurance programs offered to our employees.

Equity Incentive Arrangement

At the time of Mr. Benrubi’s retention as our Executive Vice President and Chief Financial Officer, Mr. Benrubi was granted options to acquire up to 60,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Class A common stock on September 21, 2007 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including September 21, 2007. The exercise price per share is $4.26. The options vest in three equal tranches beginning on the first anniversary of the Benrubi Effective Date and each anniversary thereafter. In addition, on the Benrubi Effective Date, Mr. Benrubi was granted 90,000 restricted shares of our Company’s Class A common stock. The restricted shares vest in three equal tranches beginning on the first anniversary of September 21, 2007 and each anniversary date thereafter. On September 21, 2008, the first tranche of 30,000 restricted shares vested. On September 21, 2009, the second tranche of 30,000 restricted shares vested.

In addition, on August 20, 2008, Mr. Benrubi was granted options to acquire up to 40,000 shares of our common stock at a strike price of $4.09. The options will vest in three equal tranches beginning on the first anniversary of the grant date and on each anniversary thereafter. On August 20, 2009, the first tranche of options vested.

The options and restricted stock granted to Mr. Benrubi are subject to the terms and conditions of the Plan and the related award agreements.

Sharon Hughes, our President and Chief Merchandise Officer, Arden B Division

On November 19, 2009, we entered into an Employment Agreement with Sharon Hughes, or the Hughes Agreement, setting forth the terms of her employment with us as our President and Chief Merchandise Officer, Arden B Division. The Hughes Agreement became effective on November 23, 2009, or the Hughes Effective Date. The Hughes Agreement will terminate on November 23, 2012.

Cash Compensation/Benefits

Under the Hughes Agreement, Ms. Hughes is entitled to:

•

a base salary of $450,000 through the first anniversary of the Hughes Effective Date and $485,000 as of the first anniversary of the Hughes Effective Date through the end of the term of the Hughes Agreement;

•

an annual performance bonus (paid in accordance with our bonus plan which is administered under the Plan), with a target cash award of 50% of Ms. Hughes’s base salary and a maximum cash award of 100% of her base salary. Ms. Hughes also earned a retention bonus of $100,000 with respect to fiscal 2009, which will be paid in a lump sum within 30 days of April 1, 2010; provided Ms. Hughes is still employed with our Company at such time. If Ms. Hughes is terminated by our Company for cause or by her without good reason prior to the first anniversary of the Hughes Effective Date, Ms. Hughes must repay a pro-rata portion of the bonus; and

•	participate in such employee benefit plans and insurance programs offered to our employees.

Equity Incentive Arrangement

As of the Hughes Effective Date, Ms. Hughes was granted options to acquire up to 85,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Company’s Class A common stock on November 23, 2009 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including November 23, 2009. The exercise price per share is $3.43. The options vest in three equal tranches beginning on the first anniversary of the Hughes Effective Date and each anniversary thereafter.

In addition, on the Hughes Effective Date, Ms. Hughes received a grant of 54,000 performance shares of our Company’s Class A common stock, which were issued under the terms of the Plan. The award agreement governing her performance shares provides that the performance shares will vest in two equal tranches beginning on the first anniversary of the Hughes Effective Date and each anniversary thereafter; provided certain conditions are satisfied. The two tranches of the performance shares will vest in the manner set forth in the following chart:

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation to Vest
Tranche 1: 27,000	1st anniversary of the Hughes Effective Date	Hughes Effective Date through the 2nd anniversary thereof	$4.19 per share/13,500 $5.03 per share/13,500

Tranche 2: 27,000	2nd anniversary of the Hughes Effective Date	From the 1st anniversary of the Hughes Effective Date through the 2nd anniversary thereof	$6.03 per share/13,500 $7.24 per share/13,500

The share appreciation targets will be deemed to have been met upon the attainment of the respective share appreciation targets as calculated, in each case, on the 20-day volume weighted average share price during the respective measurement periods.

Jon C. Kubo, our Vice President and Chief Information Officer

On March 21, 2005, we hired Jon C. Kubo as an employee of our Company. Mr. Kubo is not subject to an Employment Agreement.

Charles J. Torok, our Vice President of Logistics

On May 10, 2004, we hired Charles J. Torok as an employee of our Company. Mr. Torok is not subject to an Employment Agreement.

B. Named Executive Officers No Longer Employed by Our Company

Maria G. Comfort, our Former President and Chief Merchandise Officer, Wet Seal Division

On July 22, 2008, we entered into an Employment Agreement with Maria G. Comfort, or the Comfort Agreement, setting forth the terms of her employment with us as our President and Chief Merchandise Officer, Wet Seal Division. The Comfort Agreement became effective on August 25, 2008, the Comfort Effective Date. Ms. Comfort resigned from her position as President and Chief Merchandise Officer on November 19, 2009.

Cash Compensation/Benefits

Under the Comfort Agreement, Ms. Comfort was entitled to:

•	a base salary of $500,000 (which is subject to annual review by our Compensation Committee);

•	an annual performance bonus (paid in accordance with our bonus plan which is administered under the Plan), with a target cash award of 50% of Ms. Comfort’s base salary and a maximum cash award of

100% of her base salary. Ms. Comfort was also eligible to receive an additional bonus in fiscal 2008 based on performance metrics identified to her by our Company’s Chief Executive Officer which were not met, in addition to a guaranteed bonus of $75,000 for 2008, which was paid on April 3, 2009; and

•	participate in such employee benefit plans and insurance programs offered to our employees.

Equity Incentive Arrangement

At the time of Ms. Comfort’s retention as our President and Chief Merchandising Officer, Wet Seal Division, on the Comfort Effective Date, Ms. Comfort was granted options to acquire up to 60,000 shares of our Class A common stock. The options were priced at the greater of (x) the closing price of our Company’s Class A common stock on August 25, 2008 and (y) the volume weighted average 30 day share price of the Class A common stock ending on and including August 25, 2008. The exercise price per share is $4.66. The options were to vest in three equal tranches beginning on the first anniversary of the Comfort Effective Date and each anniversary thereafter. On August 25, 2009, the first tranche of options vested. The options were forfeited upon Ms. Comfort’s resignation as President and Chief Merchandising Officer.

In addition, on the Comfort Effective Date, Ms. Comfort received a grant of 90,000 performance shares of our Company’s Class A common stock, which were issued under the terms of the Plan. The award agreement governing her performance shares provides that the performance shares were to vest in three equal tranches beginning on the first anniversary of the Comfort Effective Date and each anniversary thereafter; provided certain conditions are satisfied. The three tranches of the performance shares were to vest in the manner set forth in the following chart:

Number of Performance Shares within each Tranche	Time Based Vesting Date	Stock Price Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation to Vest
Tranche 1: 30,000	1st anniversary of the Comfort Effective Date	Comfort Effective Date through the 3rd anniversary thereof	$6.00 per share/15,000 $7.20 per share/15,000

Tranche 2: 30,000	2nd anniversary of the Comfort Effective Date	From the 1st anniversary of the Comfort Effective Date through the 3rd anniversary thereof	$8.64 per share/15,000 $10.37 per share/15,000

Tranche 3: 30,000	3rd anniversary of the Comfort Effective Date	From the 2nd anniversary of the Comfort Effective Date through the 3rd anniversary thereof	$12.44 per share/15,000 $14.93 per share/15,000

The share appreciation targets are deemed to have been met upon the attainment of the respective share appreciation targets as calculated, in each case, on the 20-day volume weighted average share price during the respective measurement periods. See the disclosure under the heading “Potential Payments Upon Termination or a Change of Control—Named Executive Officers No Longer Employed by Our Company” for a discussion of how Ms. Comfort’s three tranches of performance shares were treated.

Termination Payments/Rights

See “Potential Payments Upon Termination or a Change of Control—Named Executive Officers No Longer Employed by Our Company” for a discussion of the Maria Comfort Separation Agreement entered into in connection with her resignation.

Outstanding Equity Awards At 2009 Fiscal Year-End

The following table includes certain information with respect to the value of all outstanding equity awards held by each named executive officer as of the end of fiscal 2009 under our Incentive Plans.

Name	Option Awards						Share Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Shares or Units Grant Date	Number of Shares or Units That Have not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($) (3)	Equity Incentive Awards Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Edmond S. Thomas	3/07/08	33,334	66,666	—	$2.58	3/07/2013	10/08/07	166,668	$558,338	10/08/07	1,000,000	$3,350,000

Steven H. Benrubi	6/30/05	30,000	—	—	$6.81	6/30/2010	9/21/07	30,000	$100,500	(5)	33,870	$113,465
	3/27/07	12,580	6,290	—	$6.50	3/27/2012		—	—		—	—
	9/21/07	40,000	20,000	—	$4.26	9/21/2017		—	—		—	—
	8/20/08	13,334	26,666	—	$4.09	8/20/2013		—	—		—	—

Maria G. Comfort	—	—	—	—	—	—		—	—		—	—

Sharon Hughes	11/23/09	—	85,000	—	$3.43	11/23/2014		—	—	11/23/09	54,000	$180,900

Jon C. Kubo	3/21/05	60,000	—	—	$3.15	3/21/2015		—	—	(6)	37,020	$124,017
	3/27/07	14,680	7,340	—	$6.50	3/27/2012		—	—		—	—
	8/20/08	3,334	6,666	—	$4.09	8/20/2013		—	—		—	—
	8/19/09	—	10,000	—	$3.27	8/19/2014		—	—		—	—

Charles J. Torok	5/10/04	20,000	—	—	$6.82	5/10/2014		—	—	(7)	25,050	$83,918
	6/26/05	30,000	—	—	$5.84	6/26/2010		—	—		—	—
	3/27/07	6,700	3,350	—	$6.50	3/27/2012		—	—		—	—
	8/20/08	2,000	4,000	—	$4.09	8/20/2013		—	—		—	—
	8/19/09	—	6,000	—	$3.27	8/19/2014		—	—		—	—

(1)	Options vest and become exercisable ratably in three equal annual installments, commencing one year after the date of grant.
(2)	Comprised of restricted stock that vests in three equal annual installments, commencing one year after the date of grant.
(3)	Calculated as the number of shares of unvested restricted stock awards multiplied by the closing price of our Company’s Class A common stock as of January 29, 2010, the last trading day of fiscal 2009.
(4)	Comprised of performance shares that vest upon the achievement of certain specified years of service and certain 20-day Average Trading Price thresholds for our Class A common stock, as such term is defined in the respective performance share award agreements.
(5)	Mr. Benrubi’s performance shares were granted as follows: 15,000 shares on March 21. 2006 and 18,870 shares on March 28, 2007.
(6)	Mr. Kubo’s performance shares were granted as follows: 15,000 shares on March 31, 2006 and 22,020 on March 28, 2007.
(7)	Mr. Torok’s performance shares were granted as follows: 15,000 shares on March 21, 2006 and 10,050 on March 28, 2007.

Option Exercises and Shares Vested in Fiscal 2009

The following table includes certain information with respect to restricted stock awards that vested for our named executive officers in fiscal 2009. No options were exercised by our named executive officers in fiscal 2009.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Edmond S. Thomas	—	—	166,666	$616,664
Steven H. Benrubi	—	—	30,000	$120,000
Maria G. Comfort	—	—	—	—
Sharon Hughes	—	—	—	—
Jon C. Kubo	—	—	—	—
Charles J. Torok	—	—	—	—

(1)	Calculated by multiplying the number of shares that vested by the closing price of our stock on the vesting date.

Non-Qualified Deferred Compensation and Pension Arrangement

We do not maintain non-qualified deferred compensation arrangements or pension arrangements for our named executive officers.

POTENTIAL PAYMENTS UPON

TERMINATION OR A CHANGE OF CONTROL

The following section discusses potential termination and change of control payment amounts assuming a hypothetical triggering event had occurred as of January 30, 2010.

A. Named Executive Officers as of the Date of this Proxy Statement

EDMOND S. THOMAS

Termination Payments/Rights

Mr. Thomas’ employment may be terminated by us or by Mr. Thomas at any time, subject to the terms and conditions of the Thomas Agreement. The respective rights and obligations of Mr. Thomas and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of termination of his employment without “cause” or his resignation for “good reason” (as such terms are defined in the Thomas Agreement), Mr. Thomas will be entitled to receive (contingent on Mr. Thomas signing a Release (as defined in the Thomas Agreement) and not revoking the Release within thirty (30) days of the termination):

(a) the greater of (i) Mr. Thomas’ aggregate base salary for the remainder of the term of the Thomas Agreement and (ii) Mr. Thomas’ then current base salary, multiplied by two (2), which payment will be made in twelve (12) equal monthly installments over a one (1) year period, subject to compliance with Section 409A of the Internal Revenue Code, as amended, or Section 409A;

(b) Payment by our Company of the cost of Mr. Thomas’ coverage under COBRA for one (1) year, subject to mitigation and to the extent that Mr. Thomas elects such coverage; and

(c) vesting of the unvested restricted shares that are scheduled to vest at the next annual vesting milestone; however, the vesting of the performance shares and the options will not accelerate.

In the event that Mr. Thomas’ employment is terminated as a result of his “disability” (as such term is defined in the Thomas Agreement) or his death, Mr. Thomas will receive:

(a) accrued but unpaid salary, payment for reimbursed expenses and accrued disability benefits through the employment termination date;

(b) Mr. Thomas’ target bonus for the fiscal year in which the date of termination occurs, or the termination fiscal year, which shall be pro rated for the number of full calendar quarters Mr. Thomas was employed by our Company in the termination fiscal year;

(b) Payment by our Company of the cost of Mr. Thomas’ coverage under COBRA for one (1) year, subject to mitigation and to the extent that Mr. Thomas elects such coverage; and

(c) vesting of the unvested restricted shares that are scheduled to vest at the next annual vesting milestone; however, the vesting of the performance shares and the options will not accelerate.

In the event of a termination of Mr. Thomas’ employment for “cause” or his resignation without “good reason”, Mr. Thomas will receive (a) accrued but unpaid base salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date. Nevertheless, if our Board of Directors has the reasonable belief that Mr. Thomas has committed any of the acts that constitute the basis for a “cause” termination, Mr. Thomas may be suspended without pay until an investigation is concluded. If Mr. Thomas’ employment is terminated as a result of his disability or his death, he will further be entitled to receive his pro rata target bonus for the fiscal year in which the termination occurs. The bonus will be prorated for the number of full fiscal quarters Mr. Thomas is employed during such fiscal year.

Change of Control Payments

If we experience a “change of control” (as such term is defined in the Thomas Agreement) during the term of Mr. Thomas’ employment with us, and, within ninety (90) days of the change of control, Mr. Thomas’ employment with us is terminated by our Company without cause or by Mr. Thomas for good reason, Mr. Thomas will be entitled to receive (contingent on Mr. Thomas signing a Release and not revoking the Release within thirty (30) days of the termination):

(a) a payment equal to the sum of (i) Mr. Thomas’ then current base salary multiplied by two (2) and (ii) Mr. Thomas’ target bonus for the fiscal year in which the termination occurs (pro rated for the number of full fiscal quarters that Mr. Thomas was employed during such fiscal year) multiplied by two (2). This payment will be made in twelve (12) equal monthly installments over one (1) year, subject to compliance with Section 409A;

(b) payment by our Company of the cost of Mr. Thomas’ coverage under COBRA for one (1) year, subject to mitigation and to the extent that Mr. Thomas elects such coverage; and

(c) vesting of the unvested restricted shares that are scheduled to vest at the next annual vesting milestone and all unvested option shares; however, the performance shares will not vest.

The following table quantifies the severance and accelerated vesting Mr. Thomas would receive if a triggering event occurred on January 30, 2010.

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)(3)	Total
Termination Without Cause or for Good Reason	$1,505,205	$558,338	$2,063,543
Death or Disability	$755,205	$558,338	$1,313,543
With Cause or Without Good Reason	—	—	—
Termination Without Cause or for Good Reason Following a Change of Control	$3,005,205	$609,671	$3,614,876
Change of Control	—	$609,671	$609,671

(1)	Pursuant to the terms of the Thomas Agreement, as of January 30, 2010, upon his termination without “cause,” or with “good reason,” Mr. Thomas would be entitled to payments totaling $1,500,000, less applicable withholding taxes, which represents two (2) times his 2009 base salary and payment of his coverage under COBRA for one year, approximately $5,205, if Mr. Thomas elects such coverage. Upon death or “disability,” Mr. Thomas would be entitled to payments equal to his target bonus pro-rated to reflect the number of full fiscal quarters served in his position during the year and, in the event of disability, payment of his coverage under COBRA for one year, approximately $5,205, if Mr. Thomas elects such coverage. Upon a “termination without “cause,” or with “good reason,” within ninety (90) days following a Change of Control, Mr. Thomas would be entitled to payments totaling $3,000,000, which represents two (2) times his 2009 base salary in addition to two (2) times his target bonus, less applicable withholding taxes, and payment of his coverage under COBRA for one year, approximately $5,205, if Mr. Thomas elects such coverage.
(2)	The value of accelerated equity with respect to the restricted shares is calculated as the product of (a) 166,668 restricted shares Mr. Thomas would vest into and (b) $3.35, which was our Company’s closing common stock price on January 29, 2010.
(3)	The value of accelerated equity with respect to the options is calculated as the product of (a) 66,666 option shares Mr. Thomas would vest into and (b) $0.77, the difference between $3.35, which was our closing common stock price on January 29, 2010, and $2.58, the option share exercise price.

STEVEN H. BENRUBI

Termination Payments/Rights

Mr. Benrubi’s employment may be terminated by us or by Mr. Benrubi at any time, subject to the terms and conditions of the Benrubi Agreement. The respective rights and obligations of Mr. Benrubi and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of a termination of Mr. Benrubi’s employment by us without “cause,” or if Mr. Benrubi terminates his employment for “good reason” (as such terms are defined in the Benrubi Agreement) on or before September 21, 2010, Mr. Benrubi shall be entitled to receive severance pay in an amount equal to one year’s base salary, payable in equal bi-monthly installments over a period of one (1) year, subject to compliance with Section 409A and the terms of the Benrubi Agreement. Mr. Benrubi shall not be entitled to any additional payments in connection with his termination. In the event of a termination without “cause” after September 21, 2010, Mr. Benrubi will not be entitled to severance.

In the event of a termination of Mr. Benrubi’s employment for “cause” or his resignation without “good reason” (as such terms are defined in the Benrubi Agreement) or his employment is terminated as a result of his “disability” (as such term is defined in the Benrubi Agreement) or his death, Mr. Benrubi will receive (a) accrued but unpaid salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date.

Payment of any severance amount is contingent upon execution of a separation agreement and general release of claims that is acceptable to us.

Change of Control Payments

Under the terms of the Benrubi Agreement, Mr. Benrubi is not entitled to receive any payments in connection with a change of control. However, pursuant to the terms of his stock option award agreements and his restricted stock award agreement, upon a “change of control” (as such term is defined in the Plan) during his employment with us, Mr. Benrubi’s unvested stock options and restricted stock will vest and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Mr. Benrubi would receive if a triggering event occurred on January 30, 2010.

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)	Total
Termination Without Cause or for Good Reason	$324,000	—	$324,000
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$213,965	$213,965

(1)	Pursuant to the Benrubi Agreement, as of January 30, 2010, upon his termination without “cause” or with “good reason,” Mr. Benrubi would be entitled to receive severance payments totaling his base salary under the Benrubi Agreement, less applicable withholding taxes, totaling $324,000.
(2)	The value of accelerated equity is calculated as the sum of the product of (a) 30,000 shares of restricted stock and 33,870 of performance shares that Mr. Benrubi would vest into and (b) $3.35, which was our Company’s closing common stock price on January 29, 2010. The value of accelerated equity with respect to his previously granted stock options is $0 as such stock options were not “in the money” due to their exercise price per share being in excess of $3.35.

SHARON HUGHES

Termination Payments/Rights

Ms. Hughes’s employment may be terminated by us or by Ms. Hughes at any time, subject to the terms and conditions of the Hughes Agreement. The respective rights and obligations of Ms. Hughes and us depend upon the party that initiates the termination and the reasons for the termination.

In the event of a termination of Ms. Hughes’s employment without “cause” or by her resignation for “good reason” (as such terms are defined in the Hughes Agreement), Ms. Hughes will be entitled to receive (contingent on Ms. Hughes signing a Release within twenty-one (21) days of termination (as defined in the Hughes Agreement) and not revoking the Release, if a revocation period is required by law):

(a) continued compensation and payment for any incurred but unreimbursed expenses, incurred but unpaid base salary and other accrued employee benefits as provided in the Hughes Agreement, through the termination date;

(b) severance pay in an amount equal to one times Ms. Hughes’s base salary. This payment will be made in twelve (12) equal monthly installments over one (1) year, subject to compliance with Section 409A;

In the event of a termination of Ms. Hughes’s employment for “cause” or her resignation without “good reason,” or her employment terminates as a result of her “disability” (as such terms are defined in the Hughes Agreement) or her death, Ms. Hughes will receive (a) accrued but unpaid base salary, (b) payment for unreimbursed expenses and (c) accrued employee benefits through the employment termination date. Nevertheless, if our Board of Directors has reason to believe that Ms. Hughes has committed any of the acts that constitute the basis for a “cause” termination, Ms. Hughes may be suspended without pay until an investigation is concluded.

Change of Control Payments

Under the terms of the Hughes Agreement, Ms. Hughes is not entitled to receive any payments in connection with a change of control. However, pursuant to the terms of her stock option and performance award agreements, upon a “change of control” (as such term is defined in the Plan) during her employment with us, Ms. Hughes’s unvested stock options will vest, and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Ms. Hughes would receive if a triggering event occurred on January 30, 2010.

Event	Total Cash Severance (1)	Value of Accelerated Equity (2)	Total
Termination Without Cause or for Good Reason	$450,000	—	$450,000
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$180,900	$180,900

(1)	Pursuant to the terms of the Hughes Agreement, as of January 30, 2010, upon her termination without “cause,” or with “good reason,” Ms. Hughes would be entitled to receive severance payments equal to her then current base salary, less applicable withholding taxes, totaling $450,000.
(2)	The value of accelerated equity is calculated as the product of (a) 54,000 performance shares Ms. Hughes would vest into and (b) $3.35, which was our Company’s closing common stock price on January 29, 2010. The value of accelerated equity with respect to her previously granted stock options is $0, as such stock options were not “in the money” due to their exercise price per share being in excess of $3.35.

JON C. KUBO

Mr. Kubo is not entitled to receive any payments in connection with his termination of employment or the occurrence of a change of control. However, pursuant to the terms of his stock option award agreement and his performance share award agreements, upon a “change of control” (as such term is defined in the Plan) during his employment with us, Mr. Kubo’s unvested stock options and performance shares will vest and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Mr. Kubo would receive if a triggering event occurred on January 30, 2010.

Event	Total Cash Severance	Value of Accelerated Equity (1)	Total
Termination Without Cause or for Good Reason	—	—	—
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$124,817	$124,817

(1)	The value of accelerated equity is calculated as the sum of the product of (a) 37,020 performance shares Mr. Kubo would vest into and (b) $3.35, which was our closing common stock price on January 29, 2010; and the product of (a) 10,000 option shares Mr. Kubo would vest into and that are “in the money” and (b) $0.08, the difference between $3.35, which was our closing common stock price on January 29, 2010, and $3.27, the option share exercise price.

CHARLES J. TOROK

Mr. Torok is not entitled to receive any payments in connection with his termination of employment or the occurrence of a change of control. However, pursuant to the terms of his stock option award agreement and his performance share award agreement, upon a “change of control” (as such term is defined in the Plan) during his employment with us, Mr. Torok’s unvested stock options and performance shares will vest and any performance restrictions will lapse, allowing for vesting of performance shares.

The following table quantifies the severance and accelerated vesting Mr. Torok would receive if a triggering event occurred on January 30, 2010.

Event	Total Cash Severance	Value of Accelerated Equity (1)	Total
Termination Without Cause or for Good Reason	—	—	—
Death or Disability	—	—	—
With Cause or Without Good Reason	—	—	—
Change of Control	—	$84,398	$84,398

(1)	The value of accelerated equity is calculated as the sum of the product of (a) 25,050 performance shares Mr. Torok would vest into and (b) $3.35, which was our closing common stock price on January 29, 2010; and the product of (a) 6,000 option shares Mr. Torok would vest into and that are “in the money” and (b) $0.08, the difference between $3.35, which was our closing common stock price on January 29, 2010, and $3.27, the option share exercise price.

B. Named Executive Officers No Longer Employed by Our Company

MARIA G. COMFORT

On November 19, 2009, our Company and Maria G. Comfort entered into a Separation Agreement and General Release of all Claims, or the Separation Agreement, in connection with Ms. Comfort’s resignation from her position as President and Chief Merchandise Officer of the Wet Seal Division.

Pursuant to the terms of the Separation Agreement, Ms. Comfort’s employment with our Company and its subsidiaries terminated effective as of November 19, 2009. Under the Separation Agreement, and in consideration of a mutual general release of claims, Ms. Comfort was entitled to the following payments and benefits:

•	payment of an amount equal to 12 months of her current base salary, which amount equaled $500,000 and will be paid in 26 bi-weekly installments from November 19, 2009 through November 19, 2010;

•

payment of (i) any accrued, but unpaid base compensation earned through November 19, 2009, and (ii) the cash value of any accrued but unused vacation, through November 19, 2009, which amount equaled $25,875, and (iii) reimbursement for any unreimbursed business expenses incurred prior to November 19, 2009 to which she would otherwise have been entitled and (iv) any amounts due under any Company benefit plan or arrangement for the period prior to November 19, 2009;

•

continued opportunity to exercise her 20,000 vested stock options for three months after November 19, 2009, at an exercise price of $4.66 per share. All vested stock options expired unexercised on February 19, 2010. In addition, all unvested stock options and performance shares were cancelled upon Ms. Comfort’s termination date.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information regarding the beneficial ownership of our Company’s Class A common stock for (i) each person known to our Company to have beneficial ownership of more than 5% of our Company’s Class A common stock and (ii) each of our Company’s directors and executive officers named in the Summary Compensation Table. Except as otherwise indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock shown below as beneficially owned by them. Unless otherwise indicated, the address of each person listed below is c/o The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610.

As of April 12, 2010, there were 101,674,843 shares of Class A common stock issued and outstanding and no shares of Class B common stock issued and outstanding. Except for information based upon Schedule 13G and Schedule 13D filings filed with the Securities and Exchange Commission, as indicated in the footnotes, beneficial ownership is stated as of April 12, 2010.

Name and Address of Stockholder	Beneficial Ownership of Shares of Class A Common Stock	Percent of Beneficial Ownership of Shares of Class A Common Stock (1)
BlackRock Inc. (2)	9,796,909	9.7%
40 East 52nd Street New York, New York 10022

Paradigm Capital Management, Inc. (3)	9,657,788	9.5%
9 Elk Street Albany, New York 12207

Renaissance Technologies LLC (4)	5,460,427	5.4%
James H. Simons 800 Third Avenue New York, New York 10022

NorthPointe Capital, LLC (5)	5,173,839	5.1%
101 W. Big Beaver, Suite 745 Troy, Michigan 48084

Named Executive Officers and Directors
Steven H. Benrubi (6)	199,074	*
Maria G. Comfort (14)	—	—
Jonathan Duskin (7)	56,731	*
Sidney M. Horn (8)	281,810	*
Sharon Hughes (15)	54,000	*
Harold D. Kahn (9)	285,986	*
Jon C. Kubo (16)	122,374	*
Kenneth M. Reiss (10)	280,431	*
Edmond S. Thomas (11)	1,507,167	1.5%
Charles J. Torok (17)	87,100	*
Henry D. Winterstern (12)	120,759	*
Michael Zimmerman (1)(13)	2,805,767	2.8%
All Named Executive Officers and Directors as a group (12 individuals)	5,801,199	5.7%

*	Less than 1%
(1)	Each Reporting Person, if a holder of secured convertible notes, Series C Convertible Preferred Stock or warrants, is prohibited from converting or exercising any of such securities if as a result such reporting person would “beneficially own” (as that term is defined in Rule 13d-3 of the Exchange Act) more than 9.99% of our Company’s outstanding Class A common stock pursuant to an ownership limitation set forth in the documents evidencing the respective securities.

(2)	As reported in a Schedule 13G dated December 31, 2009 that was filed on January 8, 2010.
(3)	As reported in an Amendment No. 2 to Schedule 13G dated December 31, 2009 that was filed on February 12, 2010.
(4)	As reported in an Amendment No. 1 to Schedule 13G dated December 31, 2009 that was filed on February 12, 2010.
(5)	As reported in an Amendment No. 2 to Schedule 13G dated December 31, 2008 that was filed on April 6, 2010.
(6)	Includes (i) 33,870 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, (ii) 30,000 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights, and (iii) 102,204 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 12, 2010.
(7)	Includes 34,328 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(8)	Includes 34,328 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(9)	Includes 42,260 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(10)	Includes 34,328 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights.
(11)	Includes (i) 1,000,000 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, (ii) 166,668 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights and (iii) 66,667 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 12, 2010.
(12)	Includes (i) 34,328 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights and (ii) 15,000 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 12, 2010.
(13)	Mr. Zimmerman personally owns 122,731 shares of our Company’s Class A common stock, including 34,328 restricted shares of our Company’s Class A common stock which are subject to vesting restrictions but have voting rights. These restricted shares vested on April 14, 2010 when it was determined that Mr. Zimmerman’s term on the Board of Directors of our Company would expire at the Annual Meeting, as such vesting occurred pursuant to the terms of his award agreement. Mr. Zimmerman controls, and is responsible for supervision and conduct of all investment activities of Prentice Capital Management, LP, Prentice Capital GP and Prentice Management GP. Prentice Capital Management, LP serves as investment manager to Prentice Capital Offshore and manages certain investments for S.A.C. Capital Associates, LLC (“SAC”). Prentice Capital GP is the general partner of Prentice Capital Partners QP, Prentice Capital Partners and certain other entities and, except in limited circumstance, has voting and dispositive authority over the 2,683,036 warrants to purchase our Company’s Class A common stock owned by those entities. Mr. Zimmerman disclaims beneficial ownership of these warrants.
(14)	Ms. Comfort’s employment with our Company terminated in November 2009. Pursuant to her separation agreement, Ms. Comfort had the opportunity to exercise her 20,000 vested stock options for three months after November 19, 2009, at an exercise price of $4.66 per share. All vested stock options expired unexercised on February 19, 2010. In addition, all unvested stock options and performance shares were cancelled upon Ms. Comfort’s termination date.
(15)	Represents 54,000 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock.
(16)	Includes (i) 37,020 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, and (ii) 85,354 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 12, 2010.
(17)	Includes (i) 25,050 performance shares that vest upon achievement of certain 20-day Average Trading Price thresholds for our Company’s Class A common stock, and (ii) 62,050 shares of our Company’s Class A common stock issuable upon the exercise of options within 60 days of April 12, 2010.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE

NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, our Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Audit services are services rendered by the independent auditors for the audit of financial statements and review of financial statements included in our Company’s Quarterly Report on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements. In addition, the independent auditors engage in a review of the effectiveness of our Company’s internal control over financial reporting.

Audit-related services are for assurance and related services performed by the independent auditors that are reasonably related to the performance of the audit or review of the financial statements.

Tax services include all services performed by the independent auditors for tax compliance, tax planning and tax advice, including professional services rendered for preparation and review of the federal and state corporate income tax returns, preparation of the Puerto Rico corporate income tax return and miscellaneous tax advice and tax planning related to federal and state income and other tax issues.

Prior to engagement of the independent auditors for the following year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to our Audit Committee for approval. Our Audit Committee then pre-approves these services by category of service. The fees are budgeted and our Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, our Audit Committee requires specific pre-approval before engaging the independent auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

General

The fees incurred by our Company for Deloitte & Touche LLP’s services for fiscal 2008 are set forth in our Company’s Proxy Statement dated April 24, 2009, including estimates which have been updated in this Proxy Statement to reflect final amounts of fees incurred. Such fees for fiscal 2009 are subject to subsequent adjustment if final amounts billed differ from the current estimates. During fiscal 2008 and 2009, fees for services provided by Deloitte & Touche LLP were as follows:

Audit Fees

The aggregate fees incurred by our Company for Deloitte & Touche LLP’s audit of our Company’s annual financial statements, the issuance of consents, the reviews of the financial statements included in our Company’s Quarterly Reports on Form 10-Q and audit of our Company’s internal control over financial reporting totaled $803,000 and $737,000 in fiscal 2008 and 2009, respectively.

Audit-Related Fees

The aggregate fees billed to our Company by Deloitte & Touche LLP for audit-related services totaled $3,000 and $2,200 in fiscal 2008 and 2009, respectively.

Tax Fees

The aggregate fees billed to our Company by Deloitte & Touche LLP for tax compliance, tax advice and tax planning services totaled $43,000 and $51,000 in fiscal 2008 and 2009, respectively.

All Other Fees

Other than the services described above, there were no other fees billed by Deloitte & Touche LLP for services rendered to our Company in fiscal 2008 and 2009.

Approval of Fees

All of the services for which audit fees, audit-related fees and tax fees were billed to our Company were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee serves as the representative of our Board of Directors for general oversight of our Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct. Our Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.wetsealinc.com.

Management of our Company has the primary responsibility of preparing the financial statements of our Company, including our Company’s internal controls, as well as our Company’s financial reporting process. Deloitte & Touche LLP, an independent registered public accounting firm acting as our Company’s independent auditor, is responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board and issuing a report thereon and as to its assessment of the effectiveness of internal control over financial reporting. In addition, in fiscal 2009 our Audit Committee retained PricewaterhouseCoopers to assist management with its review of our Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

In this context, our Audit Committee hereby reports as follows:

•

Our Audit Committee has reviewed and discussed the audited financial statements for fiscal 2009 with our Company’s management and Deloitte & Touche LLP, an independent registered public accounting firm, acting as our Company’s independent auditor. Additionally, our Audit Committee has reviewed and discussed, with management and with Deloitte & Touche LLP, Deloitte & Touche LLP’s report and attestation on internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

•

Our Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the accounting principles as applied in The Wet Seal, Inc.’s financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and disclosures in the financial statements.

•

Our Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP the matter of that firm’s independence.

•

Based on the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors and our Board of Directors has approved that the audited financial statements of our Company for fiscal 2009 be included in the 2009 Annual Report, for filing with the Securities and Exchange Commission.

The Audit Committee

For Fiscal 2009:

Kenneth M. Reiss (Chairman)

Jonathan Duskin

Sidney M. Horn

Henry D. Winterstern

The foregoing Report of our Audit Committee does not constitute soliciting materials and shall not be deemed filed or incorporated by reference in any previous or future documents filed by our Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that our Company specifically incorporates the report by reference in any such document.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

Upon recommendation of our Audit Committee, our Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as the independent auditor of our Company for fiscal 2010. Deloitte & Touche LLP served as the independent auditor of our Company for fiscal 2009.

Neither our Company’s Restated Certificate of Incorporation, as amended, nor its Bylaws, as amended, require that the stockholders ratify the selection of our Company’s independent auditor. Our Company is doing so because our Company believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, our Board of Directors and our Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but may retain such independent auditor. Even if the appointment is ratified, our Board of Directors and our Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of our Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to make a statement if they desire and are expected to respond to appropriate inquiries from stockholders.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our Company’s independent auditor requires the affirmative vote of the holders of a majority of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR COMPANY’S INDEPENDENT AUDITOR FOR FISCAL 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules issued thereunder require that our directors, certain of our executive officers and beneficial owners of more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission. Our Company believes that during fiscal 2009, all such filing requirements were satisfied by our Company’s officers, directors and ten percent stockholders.

OTHER MATTERS TO COME BEFORE THE 2010 ANNUAL MEETING

Our Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on such matters.

SOLICITATIONS

The cost of this solicitation of proxies will be borne by our Company. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and materials to their principals and, upon request, our Company will reimburse them for their expenses in so doing.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2011 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Exchange Act, if a stockholder of our Company wishes to submit a proposal for consideration at the next annual meeting of stockholders to be included in the proxy statement relating to our Company’s 2011 Annual Meeting, the proposal must be received at the principal executive offices of our Company no later than the close of business on the 120th day before the date on which this proxy statement is being released to stockholders. Our Company believes that shareholder proposals received by December 24, 2010 would be considered timely for inclusion in the proxy statement relating to the 2011 Annual Meeting. Stockholders who intend to nominate persons for election as directors at the 2011 Annual Meeting must comply with the advance notice procedures and other provisions set forth in this Proxy Statement and the Bylaws in order for such nomination to be properly brought before the 2011 Annual Meeting.

Any stockholder proposal from the 2011 Annual Meeting which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless written notice of such proposal is received by the Secretary of our Company no later than the close of business on February 18, 2011 or earlier than the opening of business on January 19, 2011. However, if the 2011 Annual Meeting is not within 45 days before or after May 19, 2011, notice by the stockholder shall be considered untimely unless it is received no later than the later of (i) the close of business on February 18, 2011 and (ii) the close of business on the tenth day following the day on which public announcement of the date of the 2011 Annual Meeting is first made, nor earlier than the opening of business on January 19, 2011.

Exhibit A

THE WET SEAL, INC.

COMPENSATION COMMITTEE CHARTER

Purpose and Authority of the Committee

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Wet Seal, Inc. (the “Company”) is appointed by the Board to (i) make recommendations to the Board to assist the Board in discharging its responsibilities with respect to all forms of compensation of the Company’s executive officers and directors, (ii) administer the Company’s equity incentive plans for employees and directors, (iii) produce an annual report on executive compensation for use in the Company’s annual proxy statement and (iv) perform such other functions as the Board may from time to time assign to the Committee. This Charter sets forth the authority and responsibility of the Committee for approving, evaluating, advising and/or making recommendations to the Board with respect to, executive officer and director compensation arrangements, plans, policies and programs of the Company and for assisting the Board with administering the Company’s equity incentive plans for employees and directors whether adopted prior to or after the date of adoption of this Charter (the “Stock Plans”).

Composition of the Committee and Delegation

The Committee will consist of three or more members, with the exact number being determined by the Board. Each of the members of the Committee will be (i) an “independent director” as defined under the NASDAQ Listing Standards, as they may be amended from time to time (the “Nasdaq Rules”), except as may otherwise be permitted by such rules and (ii) a “non-employee director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any such person does not qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) at the time that the Committee is granting “qualified performance-based compensation” within the meaning of Treasury Regulation 1.162-27(e)(2), such person shall recuse himself or herself from considering any compensation arrangement for which the Company will seek to so qualify. In such event, the Board shall appoint one or more “outside directors” to the Committee such that the Committee is comprised solely of two or more “outside directors” in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.

The Board will select members of the Committee who will be approved by a majority vote of the members of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

The Committee shall have the authority to delegate responsibilities listed herein to subcommittees of the Company if the Committee determines such delegation would be in the best interest of the Company.

Committee Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	The Committee will recommend to the Board the form and amount of compensation and internal equity considerations to be paid or awarded to the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and the Chief Financial Officer (“CFO”) and Divisional Presidents.

2.	The CEO will have the authority to hire, retain, promote or terminate any employee whose salary is $250,000 or less in base annual pay regardless of Section 16(b) status under the Exchange Act.

3.	The CEO will have authority to grant bonuses, stock options and restricted stock in accordance with the Board Approved Wet Seal, Inc. Total Compensation Matrix.

4.	The Committee will annually review, and recommend to the Board for approval, the corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of these goals and objectives. Based on this evaluation, the Committee will annually review, and recommend to the Board for approval, (i) the salary paid to the CEO; (ii) the grant of all cash-based bonuses and equity compensation to the CEO; (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO; (iv) any CEO severance or change in control arrangement; and (v) any other CEO compensation matters as from time to time may be directed by the Board. In developing a recommendation of the long-term incentive component of the CEO’s compensation, the Committee will consider, among other things: (i) the Company’s performance and relative shareholder return, (ii) the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and (iii) the incentive awards given to the CEO in prior years. The CEO may not be present during voting or deliberations concerning CEO compensation.

5.	The Committee will annually review, and recommend to the Board for approval, the corporate goals and objectives relevant to executive officers’ compensation. In light of these goals and objectives, the Committee will annually review the proposals of the CEO with respect to (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) the entering into, amendment or extension of any employment contract or similar arrangement with the executive officers; (iv) executive officers’ severance or change in control arrangement; and (v) any other executive officer compensation matters as from time to time directed by the Board. In developing a recommendation for Board approval, of the long-term incentive component of the executive officers’ compensation, the Committee will consider the same factors pertaining to such compensation that it considers for that element of the CEO’s compensation.

6.	The Committee will periodically review with the CEO, and make recommendations to the Board, with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans and arrangements for employees and directors, and the shares and amounts reserved thereunder. The Committee will also periodically review and make recommendations to the Board with respect to the adoption and approval of, and amendments to all cash based incentive plans for senior executives.

7.	The Committee will: (i) approve grants of stock, stock options or stock purchase rights to employees and directors eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Stock Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Stock Plans. Pursuant to Section 157 of the Delaware General Corporation Law (the “DGCL”), the Committee may delegate to the Company’s CEO the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or executive officers, provided that such grants are within the limits established by Section 157 of the DGCL and by resolution of the Board of Directors.

8.	The Committee will periodically review the Company’s policies and procedures with respect to employee loans, and will not recommend for approval by the Board any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

9.	The Committee will exercise the powers of the directors and perform such duties and responsibilities as may be assigned to a “committee”, this Committee or the Board under the terms of any incentive-compensation, equity-based, deferred compensation, or other plan in the Company’s executive benefit program.

10.	The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

11.	The Committee will make periodic reports to the Board on its activities.

12.	The Committee will review and recommend for approval by the Board settlements of employment related lawsuits exceeding $100,000.

13.	The Committee will review and recommend for approval by the Board all employment agreements.

14.	The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with this Charter, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

15.	The Committee will review, on an annual basis, the level and form of non-employee director compensation and recommend to the Chairman of the Board any changes the Committee considers appropriate.

16.	The Committee will have the authority to take such actions as required to qualify compensation as “performance-based compensation” within the meaning of Section 162 (m) of the Code.

Meetings

Meetings of the Committee will be held from time to time, but at least twice each year, in response to the needs of the Board or as otherwise determined by the Chairman of such Committee, and the Committee shall provide reports to the Board. The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Minutes

The Committee will maintain written minutes of its meetings, and will file such minutes with the books and records of the Company.

Removal

A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or the Nasdaq Rules.

Annual Evaluation Procedures

The Committee shall on an annual basis evaluate its performance, which evaluation should among other things: (i) compare its performance with the requirements of this Charter; (ii) evaluate its performance against its goals and objectives for the previous year; and (iii) set forth its goals and objectives for the upcoming year. The evaluation should include a review and assessment of the adequacy of this Charter. The Committee shall address all matters that it considers relevant to its performance, including at least the following: (i) the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, (ii) the manner in which they were discussed or debated, (iii) the quality of the written materials and presentations and (iv) whether the number and length of meetings of the Committee were adequate for it to complete its work in a thorough and thoughtful manner.

The Committee shall report the results of its evaluation to the Board, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

Studies

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained.

Miscellaneous

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any stockholder of the Company who requests it.

Exhibit B

THE WET SEAL, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Section 1. PURPOSE

The purpose of this Plan is to promote the interests of The Wet Seal, Inc. (the “Company”) by granting Awards to the officers, employees, directors and consultants of the Company and its Subsidiaries in order to (a) attract and retain officers, employees, directors and consultants of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the Stock; and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.

Section 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Award granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

2.1 Award means an award determined in accordance with the terms of the Plan.

2.2 Board means the Board of Directors of the Company.

2.3 Change of Control means any of the following: (a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (a) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (1) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (2) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (b)); or (b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business

Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”). Notwithstanding the foregoing, to the extent that any Award granted under the Plan is subject to the provisions of Section 409A of the Code, the definition of Change of Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

2.4 Code means the Internal Revenue Code of 1986, as amended.

2.5 Committee means the committee of Non-Employee Directors appointed by the Board to administer this Plan as contemplated by Section 5.

2.6 Company means The Wet Seal, Inc., a Delaware corporation, and any successor to such corporation.

2.7 Continuous Service means the Participant’s service as an officer, employee, director or consultant with the Company or a Subsidiary which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an officer, employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

2.8 Covered Employee has the meaning set forth in Section 162(m)(3) of the Code.

2.9 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.10 Fair Market Value means the closing quoted selling price for Stock on the relevant date, as reported in the Wall Street Journal or a similar publication selected by the Committee.

2.11 GAAP means U.S. Generally Accepted Accounting Principles.

2.12 Immediate Family Member means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

2.13 Incentive Stock Option means a stock option which is intended to meet the requirements of Section 422 of the Code.

2.14 Non-Employee Director means any member of the Board who qualifies as a “non-employee director” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act, or any successor rule and who is also an “outside director” within the meaning of Section 162(m) of the Code.

2.15 Nonqualified Stock Option means any stock option granted under this Plan to purchase stock which is not intended to be an Incentive Stock Option.

2.16 Option means either an Incentive Stock Option or a Nonqualified Stock Option.

2.17 Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18 Parent Corporation means any corporation which is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.19 Participant means anyone who is selected to participate in the Plan in accordance with Section 6 of the Plan.

2.20 Performance Goals means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation, amortization and asset impairments (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, comparable store sales increase, gross margin dollars for comparable stores, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

2.21 Performance Objective means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares or performance cash bonuses. The Committee may provide for adjustments to performance to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring charges, the cumulative effects of accounting changes, each as defined in GAAP, that occur during a Performance Period, in each case, to preserve the economic intent of any Award.

2.22 Performance Period means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

2.23 Performance Shares means a performance grant issued pursuant to Section 10 of the Plan.

2.24 Plan means this The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan, as amended from time to time.

2.25 Restricted Stock means an award granted pursuant to Section 9 of the Plan.

2.26 Securities Act means the Securities Act of 1933, as amended.

2.27 SEC means the Securities and Exchange Commission.

2.28 Stock means the Class A Common Stock of the Company, $0.10 par value per share.

2.29 Stock Appreciation Right means an award granted pursuant to Section 11 of the Plan.

2.30 Subsidiary means any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

Section 3. SHARES SUBJECT TO AWARDS

3.1 Subject to adjustment in accordance with Section 12, the total number of shares of Stock that shall be available for the grant of Awards under the Plan shall not exceed 17,500,000 shares of Stock; provided, that, for purposes of this limitation, any Stock subject to an Option or Award which is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 12, no employee shall be granted, during any one (1) year period, Options, or any other Awards eligible for grant under the Plan, to purchase more than 17,500,000 shares of Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

3.2 Incentive Stock Options. Notwithstanding Section 3.1, subject to adjustment in accordance with Section 12, the aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 10,000,000; provided, that, for purposes of this limitation, any Stock subject to an Incentive Stock Option which is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan.

Section 4. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS

The Plan became effective as of January 10, 2005 the date it was approved by the affirmative vote of the holders of a majority of the voting stock of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”). Unless the Company determines to submit Section 10 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 10 after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

Section 5. ADMINISTRATION

5.1 Administration by Committee. Subject to the further provisions of this Section 5, this Plan shall be administered by a Committee consisting solely of not less than two (2) Non Employee Directors. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

5.2 Powers of Committee. The Committee shall have the power to (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

5.3 Committee Action Binding. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

5.4 Delegation. The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

5.5 Indemnification. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

Section 6. ELIGIBILITY

Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

Section 7. AWARDS

Awards under the Plan may consist of Options, restricted Stock, restricted Stock Units, stock appreciation rights, performance shares, performance share units and cash bonuses. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

Section 8. OPTIONS

8.1 Grant of Options. The Committee acting in its absolute discretion may grant Options to eligible individuals under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Award agreement, and each Award agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option and shall incorporate such terms and conditions as the Committee acting in its absolute discretion deems appropriate and consistent with the terms of this Plan. The aggregate Fair Market Value of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

8.2 Option Price. The Option Price for each share of Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its subsidiaries (a “10% shareholder”) the price per share specified in the Award agreement shall not be less than 110% of the Fair Market Value per share of Stock on the date of grant.

8.3 Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five (5) years from the date of grant.

8.4 Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

8.5 Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Stock held by the Optionee for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) if established by the Company, through a “same day sale” commitment from the optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of Stock. A Participant’s subsequent transfer or disposition of any Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8.6 Prohibition on Repricing. No Option granted hereunder shall be amended to reduce the Option Price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided, that, this Section 8.6 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 12 below.

Section 9. RESTRICTED STOCK

The Committee may from time to time award restricted Stock under the Plan to eligible Participants. Shares of restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Stock shall be forfeited and the Participant shall have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote restricted Stock. If a share certificate is issued in respect of restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award restricted Stock in the form of restricted Stock units having a value equal to an identical number of shares of Stock. Payment of restricted Stock units shall be made in Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

Section 10. PERFORMANCE SHARES AND PERFORMANCE CASH BONUSES

10.1 Performance Shares. Performance shares may be granted in the form of actual shares of Stock or Stock units having a value equal to an identical number of shares of Stock. In the event that a share certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the time the performance shares are earned. In addition, the Committee may make cash bonuses to Participants based on the Performance Objectives described herein (performance shares and performance cash bonuses to be collectively referred to as “Performance Awards”). The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether Performance Awards granted in the form of Stock units shall be paid in cash, Stock, or a combination of cash and Stock.

10.2 Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance of two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

10.3 Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 10.3.

10.4 Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to the Performance Award to a Covered Employee, notwithstanding the achievement of specified Performance Objectives; provided, that, no such adjustment shall be made which would adversely impact a Participant following a Change of Control.

10.5 Maximum Amount Payable. Subject to Section 12, the maximum number of performance shares subject to any Performance Award to a Covered Employee is 17,500,000 for each 12 months during the Performance Period (or, to the extent the performance share units are paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Stock, of such number of shares of Stock on the last day of the Performance Period). If the Performance Award is a performance cash bonus, a Participant shall not be granted performance cash bonuses for all of the Performance Periods commencing in a calendar year that permit the Participant, in the aggregate, to earn a cash payment in excess of $3,000,000 per calendar year.

Section 11. STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

11.2 Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

11.3 Stock Appreciation Right Related to an Option.

(a) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the Option Price specified in the related Incentive Stock Option Award agreement.

(b) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Stock on the date preceding the date of exercise of such stock appreciation right over the per share Option Price under the related Option, by (B) the number of shares of Stock as to which such stock appreciation right is being exercised.

Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(c) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

11.4 Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) the number of shares of Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the Award agreement evidencing the stock appreciation right at the time it is granted.

11.5 Method of Exercise. Stock appreciation rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant shall deliver the Award agreement evidencing the stock appreciation right being exercised and the Award agreement evidencing any related Option to the Company who shall endorse thereon a notation of such exercise and return such Award agreement to the Participant.

11.6 Form of Payment. Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

Section 12. ADJUSTMENT

12.1 Corporate Transaction or Event. In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 12.1 shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee, in its sole discretion.

12.2 Termination; Cash-Out. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such Event.

12.3 No Restrictions on Adjustments. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 13. AMENDMENT OR TERMINATION

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 12, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

Section 14. SPECIAL PROVISIONS

14.1 Change of Control. Unless otherwise provided in an Award agreement, upon a Change of Control in which outstanding Awards are not terminated in accordance with Section 12 of the Plan, all Options and Stock Appreciation Rights, granted under this Plan prior to such Change of Control shall immediately become vested and exercisable to the full extent of the original grant and all restrictions or performance conditions, if any, on any other Awards shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

14.2 Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or any Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within 1 year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation shall be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Stock (based upon the Fair Market Value of the share of Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion.

Section 15. GENERAL PROVISIONS

15.1 Representations. The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

15.2 Restrictions. All certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

15.3 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 15.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

15.4 Section 162(m). To the extent the Committee issues any Award which is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

15.5 No Rights as Shareholder. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Stock subject to an Award until a certificate or certificates evidencing shares of Stock shall have been issued to the Participant and, subject to Section 12, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

15.6 Gender. Where the context requires, words in any gender shall include any other gender.

15.7 Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

15.8 Expiration of the Plan. Subject to earlier termination pursuant to Section 13, no Award may be granted following the ten (10) year anniversary of the Effective Date and except with respect to outstanding Awards, this Plan shall terminate.

15.9 No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

15.10 Withholding. Upon (a) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two (2) years of the grant of the Incentive Stock Option or within one (1) year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan, or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Committee’s sole discretion, a Participant may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Stock if, in the opinion of the Company’s outside accountants, doing so would not result in a charge against earnings.

15.11 Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Awards (other than Incentive Stock Options) by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

15.12 Governing Law. The law of the State of California shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

15.13 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.

PROXY	THE WET SEAL, INC.	PROXY
ANNUAL MEETING
Solicited on behalf of our Board of Directors
for the Annual Meeting of Stockholders to be held on May 19, 2010

The undersigned, a stockholder in The Wet Seal, Inc., a Delaware corporation, appoints Edmond S. Thomas and Steven H. Benrubi, or either of them, as the undersigned’s true and lawful agents and proxies, each with full power of substitution, to vote all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The Wet Seal, Inc. to be held at our Company’s principal executive offices, located at 26972 Burbank, Foothill Ranch, California 92610, on Wednesday, May 19, 2010, at 10:00 a.m., Pacific Daylight time, and any adjournment or postponement thereof with respect to the following matters which are more fully explained in our Proxy Statement dated April 19, 2010, receipt of which is acknowledged by the undersigned.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL SIX NOMINEES FOR DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AS MORE SPECIFICALLY SET FORTH IN OUR PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be Signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF

THE WET SEAL, INC.

MAY 19, 2010

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

20830000000000000000 4	052207

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL SIX NOMINEES AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE:    ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors - Our Board recommends a vote FOR each of the following nominees:				2. The Approval of The Wet Seal, Inc. Amended and Restated 2005 Stock Incentive Plan	☐	☐	☐
☐	FOR ALL NOMINEES	O	Jonathan Duskin
		O	Sidney M. Horn		FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY	O	Harold D. Kahn	3. The Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm of The Wet Seal, Inc. for fiscal 2010	☐	☐	☐
	FOR ALL NOMINEES	O	Kenneth M. Reiss
		O	Edmond S. Thomas
☐	FOR ALL EXCEPT	O	Henry D. Winterstern
(See instruction below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the

account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.